UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to § 240.14a-12

Apogee Enterprises, Inc.

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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May 15, 2013

Dear Shareholder:

You are cordially invited to attend the 2013 Annual Meeting of Shareholders of Apogee Enterprises, Inc. to be held at Apogee’s headquarters, 4400 West 78th Street, Suite 520, Minneapolis, Minnesota, commencing at 9:30 a.m. Central Daylight Time on Wednesday, June 26, 2013. The Corporate Secretary’s formal notice of the meeting and the proxy statement appear on the following pages and describe the matters to come before the meeting.

We hope that you will be able to attend the meeting, and we look forward to seeing you. Even if you plan to attend the meeting, we urge you to vote your shares by either Internet or mail as promptly as possible so your shares will be represented at the annual meeting. Instructions on voting your shares are on the Notice of Internet Availability of Proxy Materials you received for the annual meeting. If you received paper copies of our proxy materials, instructions on the two ways to vote your shares can be found on the enclosed proxy form. Internet voting facilities for shareholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Daylight Time (10:59 p.m. Central Daylight Time) on June 25, 2013. If you attend the meeting in person and you are a shareholder of record, you may at that time revoke any proxy previously given and vote in person, if desired.

Sincerely,

Joseph F. Puishys	Bernard P. Aldrich
Chief Executive Officer	Chair of the Board of Directors

APOGEE ENTERPRISES, INC.

4400 West 78th Street

Suite 520

Minneapolis, Minnesota 55435

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held on June 26, 2013

NOTICE IS HEREBY GIVEN that the 2013 Annual Meeting of Shareholders of Apogee Enterprises, Inc. will be held at Apogee’s headquarters, 4400 West 78th Street, Suite 520, Minneapolis, Minnesota, commencing at 9:30 a.m. Central Daylight Time on Wednesday, June 26, 2013 for the following purposes:

1.	Election of three Class III directors for three-year terms ending in the year 2016;

2.	Advisory approval of Apogee’s executive compensation;

3.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 1, 2014; and

4.	Transaction of such other business as may properly be brought before the meeting.

The Board of Directors has fixed May 3, 2013 as the record date for the meeting. Only shareholders of record at the close of business on that date are entitled to receive notice of and to vote at the meeting.

Pursuant to rules adopted by the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our 2013 proxy statement and our fiscal 2013 Annual Report to Shareholders online. Shareholders who have received the Notice will not be sent a printed copy of our proxy materials in the mail unless they request to receive a printed copy.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on June 26, 2013: Our 2013 Proxy Statement and our Fiscal 2013 Annual Report to Shareholders are available at www.proxyvote.com.

By Order of the Board of Directors,

Patricia A. Beithon
General Counsel and Corporate Secretary

Minneapolis, Minnesota

May 15, 2013

PROXY STATEMENT

i

ii

PROXY STATEMENT 2013 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 26, 2013

The Board of Directors of Apogee Enterprises, Inc. (“Apogee” or the “Company”) is soliciting proxies for use at our annual meeting of shareholders to be held on Wednesday, June 26, 2013, and at any adjournment of the meeting. We are first making the proxy statement and form proxy card and voting instructions available to our shareholders on or about May 16, 2013.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the meeting?

At our annual meeting, shareholders will act upon the matters outlined in the Notice of Annual Meeting of Shareholders. These include election of directors; advisory approval of Apogee’s executive compensation (the “Say on Pay Proposal”); and ratification of the appointment of our independent registered public accounting firm.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), we may furnish proxy materials, including this proxy statement and our fiscal 2013 Annual Report to Shareholders, to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials (the “Notice”), which was mailed to most of our shareholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. By accessing and reviewing the proxy materials on the Internet, you will save us the cost of printing and mailing these materials to you and reduce the impact of such printing and mailing on the environment. If you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting such materials provided in the Notice.

How do I get electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to view the proxy materials for our annual meeting on the Internet.

Who is entitled to vote at the meeting?

Our Board of Directors has set May 3, 2013 as the record date for the annual meeting. If you were a shareholder of record at the close of business on May 3, 2013, you are entitled to notice of and to vote at the annual meeting.

As of the record date, 28,738,701 shares of common stock, par value $0.33-1/3, were issued and outstanding and, therefore, eligible to vote at the annual meeting.

What are my voting rights?

Holders of our common stock are entitled to one vote per share. Therefore, 28,738,701 votes are entitled to be cast at the meeting. There is no cumulative voting.

How many shares must be present to hold the meeting?

In accordance with our Amended and Restated Bylaws, shares equal to at least a majority of the voting power of the outstanding shares of our common stock as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. Your shares are counted as present at the meeting if:

•	you are present and vote in person at the meeting;

•	you have properly submitted a proxy via the Internet or by mail, even if you abstain from voting on one or more matters; or

•

you hold your shares in street name (as discussed under “What is the difference between a shareholder of record and a “street name” holder?” on page 2) and you did not provide voting instructions to your broker and your broker uses its discretionary authority to vote your shares on the ratification of the appointment of our independent registered public accounting firm.

How do I vote my shares?

Your vote is important.     Because many shareholders do not attend the meeting in person, it is necessary that a large number be represented by proxy. If you are a shareholder of record, you can give a proxy to be voted at the meeting in either of the following ways:

•	electronically via the Internet by following the “Vote by Internet” instructions on the Notice or, if you received paper copies of our proxy materials, the enclosed proxy card; or

•	by completing, signing and mailing the proxy card (if you received paper copies of our proxy materials).

The Internet voting procedure has been set up for your convenience. The procedure has been designed to authenticate your identity, allow you to give voting instructions, and confirm that those instructions have been recorded properly. If you are a shareholder of record and you would like to submit your proxy via the Internet, please refer to the specific instructions provided on the Notice or, if you received paper copies of our proxy materials, the enclosed proxy card. If you received paper copies of our proxy materials and wish to submit your proxy by mail, please return your signed proxy card in the enclosed postage-paid envelope to us before the annual meeting. If you are an employee and received our 2013 proxy materials electronically via the Internet at your company email address, you will only be able to give a proxy to be voted at the meeting electronically via the Internet as described under “How do I vote if my shares are held in the 401(k) retirement plan, employee stock purchase plan or other plans of Apogee?” on page 3.

If you hold your shares in street name, you must vote your shares in the manner prescribed by your broker or other nominee. Your broker or other nominee has enclosed or otherwise provided a voting instruction card for you to use in directing the broker or other nominee how to vote your shares.

If you properly submit your proxy via the Internet or return your executed proxy by mail and do not revoke your proxy, it will be voted in the manner you specify.

What is a proxy?

A proxy is your designation of another person to vote stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. When you designate someone a proxy, you may also direct the proxy how to vote your shares. We refer to this as your “proxy vote.” Three of our executive officers, Joseph F. Puishys, James S. Porter and Patricia A. Beithon, have been designated as the proxies to cast the votes of our shareholders at our 2013 annual meeting.

What is a proxy statement?

A proxy statement is a document we are required to give you, or provide you access to, in accordance with the regulations of the SEC, when we ask you to designate proxies to vote your shares of our common stock at a meeting of our shareholders. The proxy statement includes information regarding the matters to be acted upon at the meeting and certain other information required by regulations of the SEC and rules of the NASDAQ Stock Market LLC (“NASDAQ”).

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name, you are considered the shareholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the shareholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the voting instruction form provided by the broker, bank, trust or other nominee. Please refer to “How do I vote my shares?” above.

How do I vote if my shares are held in the 401(k) retirement plan, employee stock purchase plan or other plans of Apogee?

If you hold any shares in our 401(k) retirement plan, employee stock purchase plan or other plans of Apogee, your Internet proxy vote or completed proxy card will serve as voting instructions to the plan trustee. However, your voting instructions must be received at least one day prior to the annual meeting in order to count. In accordance with the terms of our 401(k) retirement plan, the trustee will vote all of the shares held in the plan in the same proportion as the actual proxy votes submitted by plan participants at least one day prior to the annual meeting. If you are a participant in our employee stock purchase plan, the plan custodian cannot vote your shares unless it receives timely instructions from you.

If you hold shares in our 401(k) retirement plan, employee stock purchase plan or other plans of Apogee and have a company email address, you will receive our 2013 proxy statement and 2013 Annual Report to Shareholders electronically at your company email address instead of receiving paper copies of these documents or the Notice in the mail. The email will provide instructions and a control number to use to provide voting instructions to the plan trustee via the Internet. If you receive our 2013 proxy statement and 2013 Annual Report to Shareholders electronically, you may only provide voting instructions to the plan trustee via the Internet and you will not receive a proxy card that can be returned by mail. If you are an employee who received our 2013 proxy statement and 2013 Annual Report to Shareholders electronically and you wish to receive a paper copy of these materials, you should contact:

Internet:	www.apog.com
Email:	IR@apog.com
Telephone:	(877) 752-3432
Facsimile:	(952) 487-7565
Mail:	Investor Relations
Apogee Enterprises, Inc.
4400 West 78th Street
Suite 520
Minneapolis, Minnesota 55435

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials or proxy card?

If you receive more than one Notice or proxy card, it means that you hold shares registered in more than one account in different names or variations of your name. To ensure that all of your shares are voted, if you submit your proxy vote via the Internet, vote once for each Notice or proxy card you receive, or sign and return each proxy card.

You may prefer to hold your shares in more than one account, and you are welcome to do so. However, some multiple accounts are unintentional and will occur if one stock purchase is made with a middle initial and a subsequent purchase is made without a middle initial. Please contact our Investor Relations Department at IR@apog.com, (877) 752-3432 (telephone) or (952) 487-7565 (facsimile) for information on how to merge your accounts.

Can I vote my shares in person at the meeting?

If you are a shareholder of record, you may vote your shares in person at the meeting by completing a ballot at the meeting. Even if you currently plan to attend the meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

If you hold your shares in street name, you may vote your shares in person at the meeting only if you obtain a signed letter or other proxy from your broker, bank, trust or other nominee giving you the right to vote the shares at the meeting.

If you are a participant in our 401(k) retirement plan, employee stock purchase plan or other plans of Apogee, you may submit a proxy vote as described above, but you may not vote your plan shares in person at the meeting.

What vote is required for the election of directors or for a proposal to be approved?

With respect to the election of directors, in accordance with Minnesota law, the nominees for election as Class III directors will be elected by a plurality of the votes cast at the annual meeting. This means that since shareholders will be electing three Class III directors, the three nominees for Class III director receiving the highest number of votes will be elected.

As provided in our Corporate Governance Guidelines, if a majority of our shares that are voted at the meeting are designated to be “withheld” from a director nominee’s election, then such nominee shall offer his or her resignation to our Nominating and Corporate Governance Committee for consideration. Our Nominating and Corporate Governance Committee will evaluate the best interests of Apogee and our shareholders and recommend to our Board of Directors the action to be taken with respect to that director’s offered resignation.

With respect to the Say on Pay Proposal and the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, the affirmative vote of a majority of the shares of our common stock present in person or by proxy and entitled to vote at the annual meeting is required for the approval of those proposals (provided that the total number of shares voted in favor of the proposal constitutes more than 25% of our outstanding shares).

How are votes counted?

You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for our Board of Directors. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the Say on Pay Proposal and the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

If you submit your proxy but ABSTAIN from voting or WITHHOLD authority to vote on one or more matters, your shares will be counted as present at the meeting for the purpose of determining a quorum. Your shares also will be counted as present at the meeting for the purpose of calculating the vote on the particular matter from which you abstained from voting or withheld authority to vote.

If you ABSTAIN from voting on a proposal, your abstention has the same effect as a vote against that proposal. We will not count WITHHOLD authority as either for or against a director nominee, so WITHHOLD authority has no effect on the election of a director; however, if a majority of our shares that are voted at the meeting are designated to be WITHHOLD authority from a director nominee’s election, then such director nominee shall offer his or her resignation to our Nominating and Corporate Governance Committee for consideration, as described under “What vote is required for the election of directors or for a proposal to be approved?” above.

If you hold your shares in street name and do not provide voting instructions to your broker, your shares will be considered “broker non-votes” and will not be voted on any proposal on which your broker does not have discretionary authority to vote under the rules of the New York Stock Exchange. Shares that constitute broker non-votes will be counted as present at the meeting for the purpose of determining a quorum but will not be represented at the meeting for purposes of calculating the vote with respect to such matter or matters. This effectively reduces the number of shares needed to approve such matter or matters. Your broker or other nominee has discretionary authority to vote your shares on the ratification of Deloitte & Touche LLP as our independent registered public accounting firm, even if your broker or other nominee does not receive voting instructions from you. Your broker or other nominee does not have discretionary authority to vote your shares on the election of directors or Say on Pay Proposal if your broker or other nominee does not receive voting instructions from you.

Who will count the vote?

Representatives of Broadridge Financial Solutions, Inc., our tabulating agent, will tabulate the votes and act as independent inspector of election.

How does our Board of Directors recommend that I vote?

Our Board of Directors recommends a vote:

•	FOR all of the director nominees;

•	FOR the Say on Pay Proposal; and

•	FOR ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 1, 2014.

What if I do not specify how I want my shares voted?

If you submit your proxy via the Internet or a signed proxy card and do not specify how you want to vote your shares, we will vote your shares:

•	FOR all of the director nominees;

•	FOR the Say on Pay Proposal;

•	FOR ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 1, 2014; and

•	in the discretion of the persons named in the proxy on any other matters that properly come before the meeting and as to which we did not have knowledge prior to February 21, 2013.

Can I change my vote after submitting my proxy or voting instructions?

Yes. If you are a shareholder of record, you may revoke your proxy and change your vote at any time before your proxy is voted at the annual meeting, in any of the following ways:

•	by sending a written notice of revocation to our Corporate Secretary;

•	by submitting a later-dated proxy to our Corporate Secretary;
•	by submitting a later-dated proxy via the Internet; or

•	by voting in person at the meeting.

If you hold your shares in street name, you should contact your broker, bank, trust or other nominee for information on how to revoke your voting instructions and provide new voting instructions.

If you hold shares in our 401(k) retirement plan, employee stock purchase plan or other plans of Apogee, you may revoke your proxy and change your voting instructions at any time, but not less than one day before the annual meeting, in any of the following ways:

•	by sending a written notice of revocation to the plan trustee or plan custodian;

•	by submitting a later-dated voting instruction or proxy to the plan trustee or plan custodian; or

•	by submitting a later-dated voting instruction or proxy via the Internet.

Will my vote be kept confidential?

Yes. We have procedures to ensure that, regardless of whether shareholders vote via the Internet, by mail or in person, (1) all proxies, ballots and voting tabulations that identify shareholders are kept permanently confidential, except as disclosure may be required by federal or state law or expressly permitted by a shareholder; and (2)  voting tabulations are performed by an independent third party.

How can I attend the meeting?

You may be asked to present valid picture identification, such as a driver’s license or passport, before being admitted to the meeting. If you hold your shares in street name, you may also be asked to present proof of ownership to be admitted to the meeting. A recent statement from your broker, or letter from your bank, trust or other nominee are examples of proof of ownership.

Who pays for the cost of proxy preparation and solicitation?

We pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokers and other nominees for forwarding proxy materials to the beneficial owners of our shares.

We are soliciting proxies primarily by mail and email. In addition, some of our officers and regular employees may solicit the return of proxies by telephone, facsimile, personal interview, email or telegram. These individuals will receive no additional compensation for these services.

How can I communicate with our Board of Directors?

Subject to reasonable constraints of time, topics and rules of order, you may direct comments to or ask questions of our Chair of the Board or

Chief Executive Officer during our 2013 Annual Meeting of Shareholders. In addition, you may communicate directly with any director by writing to:

Apogee Directors

Apogee Enterprises, Inc.

4400 West 78th Street, Suite 520

Minneapolis, Minnesota 55435

Attention: Corporate Secretary

Directors@apog.com

Our Corporate Secretary will promptly forward to our Board of Directors or the individually named directors all relevant written communications, as specified in our Corporate Governance Guidelines, received at the above addresses.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information concerning beneficial ownership of our common stock outstanding as of May 3, 2013, the record date for our 2013 Annual Meeting of Shareholders, by persons known to us to own more than 5% of our common stock. Unless otherwise indicated, the named holders have sole voting and investment power with respect to the shares beneficially owned by them.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (#)	% of Common Stock Outstanding
Franklin Resources, Inc.(1)	2,636,678	9.2%
BlackRock, Inc.(2)	2,215,100	7.7%
Royce & Associates, LLC(3)	1,890,197	6.6%
The Vanguard Group, Inc.(4)	1,705,362	5.9%
Dimensional Fund Advisors LP(5)	1,561,040	5.4%

(1)

We have relied upon the information provided by Franklin Resources, Inc. (“FRI”), Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisory Services, LLC, an investment advisor (“Franklin”), in a jointly filed Schedule 13G/A reporting information as of December 31, 2012. Direct or indirect subsidiaries of FRI serve as investment managers of one or more open-end or closed-end investment companies or other managed accounts that hold the shares of our common stock in the ordinary course of business. In their capacity as investment managers, the subsidiaries of Franklin exercise sole investment discretion over 2,636,678 shares and sole voting power over 2,488,078 shares, in the aggregate, held as of December 31, 2012. Charles B. Johnson and Rupert H. Johnson, Jr., each of whom owns in excess of 10% of the outstanding common stock of FRI, may be deemed to be the beneficial owners of securities held by entities advised by FRI subsidiaries. Franklin, FRI subsidiaries, Charles B. Johnson and Rupert H. Johnson, Jr. each disclaim beneficial ownership of the shares of our common stock. The filing persons and each of the investment management subsidiaries believe that they are not a “group” within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 (the “Exchange Act”). The address for FRI is One Franklin Parkway, San Mateo, CA 94403.

(2)

We have relied upon the information provided by BlackRock, Inc. in a Schedule 13G/A reporting information as of December 31, 2012. The Schedule 13G/A was filed by BlackRock, Inc. in its capacity as a parent holding company or control person and indicates that BlackRock, Inc. has sole investment discretion and voting power over the shares of our common stock. The address for BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

(3)

We have relied upon the information provided by Royce & Associates, LLC, an investment advisor, in a Schedule 13G reporting information as of December 31, 2012, indicating it has sole voting and sole dispositive power over the shares of our common stock. The address for Royce & Associates, LLC is 745 Fifth Avenue, New York, NY 10151.

(4)

We have relied upon the information provided by The Vanguard Group, Inc., an investment advisor (“Vanguard”), in a Schedule 13G reporting information as of December 31, 2012. Of the shares reported, Vanguard has sole investment power over 1,662,534 shares, shared investment power over 42,828 shares, and sole voting power over 44,928 shares. Vanguard Fiduciary Trust Company, a wholly owned subsidiary of Vanguard, serving as an investment manager of collective trust accounts, is the beneficial owner and directed the votes of 42,828 shares. The address for Vanguard is 100 Vanguard Boulevard, Malvern, PA 19355.

(5)

We have relied upon the information provided by Dimensional Fund Advisors LP, an investment advisor (“Dimensional Advisors”), in a Schedule 13G reporting information as of December 31, 2012. Dimensional Advisors furnishes investment advice to four investment companies and serves as investment manager to certain commingled group trusts and separate accounts (such investment companies, trusts and accounts are collectively referred to as the “Funds”). Subsidiaries of Dimensional Advisors may act as advisor or sub-advisor to certain Funds. All of the 1,561,040 shares listed are owned by the Funds. The Funds exercise sole voting power over 1,526,816 shares and sole investment power over 1,561,040 shares. The Funds also have the right to receive, or power to direct the receipt of dividends from, or the proceeds from the sale of the securities held in their respective accounts. In its role as investment advisor, sub-advisor and/or manager, Dimensional Advisors and its subsidiaries may be deemed to be beneficial owners of the shares. Neither Dimensional Advisors nor its subsidiaries possess voting or investment power over the shares, and Dimensional Advisors and its subsidiaries disclaim beneficial ownership of such shares. The address for Dimensional Advisors is Palisades West, Building One, 6300 Bee Cave Road, Austin, TX 78746.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth the number of shares of our common stock beneficially owned as of May 3, 2013, the record date for our 2013 Annual Meeting of Shareholders, by each of our directors, each of our executive officers named in the Summary Compensation Table (our “Named Executive Officers”) and by all of our directors and executive officers as a group.

Amount and Nature of Beneficial Ownership

Name of Beneficial Owner	Shares of Common Stock Held (#)(1)(2)		Shares Underlying Options Exercisable Within 60 Days (#)(3)	Total Beneficial Ownership (#)	% of Common Stock Outstanding	Phantom Stock/ Performance Share Units (#)		Total Stock- Based Ownership (#)(4)

Non-Employee Directors
Bernard P. Aldrich	21,836		38,632	60,468	*	45,880	(5)	106,348
Jerome L. Davis	14,115		21,946	36,061	*	32,041	(5)	68,102
Sara L. Hays	19,156		28,525	47,681	*	20,626	(5)	68,307
John T. Manning	27,815	(6)	35,383	63,198	*	—		63,198
Robert J. Marzec	22,169		35,383	57,552	*	10,616	(5)	68,168
Stephen C. Mitchell	27,685		16,072	43,757	*	—		43,757
Richard V. Reynolds	20,836		25,383	46,219	*	23,509	(5)	69,728
David E. Weiss	28,707		35,383	64,090	*	—		64,090

Named Executive Officers
Joseph F. Puishys	267,831		150,171	418,002	1.4	—		418,002
James S. Porter	116,856	(7)	—	116,856	*	18,354	(8)	135,210
Patricia A. Beithon	177,896		22,000	199,896	*	14,522	(8)	214,418
John A. Klein	15,344		—	15,344	*	—		15,344
Gary R. Johnson	48,863		2,000	50,863	*	4,628	(8)	55,491
All directors and executive officers as a group (13 persons)	809,109		410,878	1,219,987	4.2	170,176		1,390,163

*	Indicates less than 1%.

(1)

Unless otherwise indicated, the individuals listed in the table have sole voting and investment power with respect to the shares owned by them, and such shares are not subject to any pledge. For our non-employee directors, the number indicated includes shares of restricted stock issued to the named individual pursuant to our 2009 Non-Employee Director Stock Incentive Plan, as amended (2011) (the “2009 Director Stock Plan”). For our executive officers, the number of shares indicated includes shares issued to the named individual pursuant to our 2009 Stock Incentive Plan, as amended (2011) (the “2009 Stock Incentive Plan”), our employee stock purchase plan and our 401(k) retirement plan.

(2)

Includes the following shares of restricted stock issued pursuant to our 2009 Director Stock Plan: 14,115 shares for each of Messrs. Aldrich, Davis, Manning, Marzec, Mitchell, Reynolds and Weiss and Ms. Hays; and 112,920 shares for all executive officers and directors as a group. All shares of restricted stock held pursuant to our 2009 Director Stock Plan are subject to future vesting conditions and holders of such shares have no investment power over such shares.

Includes the following shares issued to our Named Executive Officers pursuant to our 2009 Stock Incentive Plan:

Named Executive Officers	Shares of Restricted Stock
Joseph F. Puishys	167,409
James S. Porter	19,903
Patricia A. Beithon	15,892
John A. Klein	11,021
Gary R. Johnson	5,104
All directors and executive officers as a group (13 persons)	219,329

All shares of restricted stock held pursuant to our 2009 Stock Incentive Plan are subject to future vesting conditions and the holders of such shares have no investment power over such shares.

(3)	Includes shares underlying stock options exercisable currently or within 60 days of May 3, 2013.

(4)	The amounts in this column are derived by adding the amounts in the “Total Beneficial Ownership” and the “Phantom Stock/Performance Share Units” columns of the table.

(5)

Includes phantom stock units, each representing the value of one share of our common stock, that are attributable to accounts in our Deferred Compensation Plan for Non-Employee Directors, which is described under the heading “Deferred Compensation Plan for Non-Employee Directors” on page 22.

(6)	Includes 1,000 shares held by Mr. Manning’s wife.

(7)	Includes 350 shares held by Mr. Porter’s children.

(8)

Includes performance share units awarded pursuant to our 2009 Stock Incentive Plan which will only be earned if predetermined goals for a three-year performance period are met. Each performance share unit represents one share of our common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of our securities to file with the SEC initial reports of ownership of those securities on Form 3 and reports of changes in ownership on Form 4 or Form 5. Specific due dates for these reports have been established by the SEC, and we are required to disclose in this proxy statement any failure to timely file the required reports by these dates. Based solely on our review of the copies of these reports received by us and written representations from our directors and executive officers, we believe that our directors and executive officers complied with all Section 16(a) filing requirements for the fiscal year ended March 2, 2013, except for one late Form 4 filing by Jerome L. Davis, our director, in connection with the exercise of stock options.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Restated Articles of Incorporation provide that our Board of Directors will be divided into three classes of directors of as nearly equal size as possible and the term of each class of directors is three years. Our articles further provide that the total number of directors will be determined exclusively by our Board of Directors. The term of one class expires each year in rotation. At our 2013 Annual Meeting of Shareholders, the terms of our Class III directors will expire. Currently, we have nine directors, with three directors serving in each of three classes. Jerome L. Davis, Sara L. Hays and Richard V. Reynolds are the current Class III directors who have been nominated for re-election to our Board as Class III directors. The Class III directors elected at our 2013 Annual Meeting of Shareholders will serve until our 2016 Annual Meeting of Shareholders or until their successors are elected and qualified. Each of the nominees has agreed to serve as a director if elected.

We have no reason to expect that any of the nominees will fail to be a candidate at our 2013 Annual Meeting of Shareholders and, therefore, do not have in mind any substitute or substitutes for any of the nominees. If any of the nominees should be unable to serve as a director, proxies will be voted for a substitute nominee or nominees in accordance with the best judgment of the person or persons acting under the proxies.

Our Board of Directors recommends that you vote FOR the three Class III nominees for director. Unless authority for one or more of the nominees is withheld, proxies will be voted FOR the election of each of Ms. Hays and Messrs. Davis and Reynolds as Class III directors for a three-year term expiring at our 2016 Annual Meeting of Shareholders.

The nominees for election as directors and the directors whose terms of office will continue after the annual meeting have provided information about themselves in the following section. SEC rules require us to discuss briefly the specific experience, qualifications, attributes or skills that led the Board to conclude that each director or nominee for director should serve on our Board of Directors. All of our directors possess the minimum qualities and skills described under “Criteria for Membership on Our Board of Directors” on page 16.

Class III Directors – Nominees for Terms Expiring in 2016

JEROME L. DAVIS

Age 58

Biography – Former Corporate Vice President of Food and Retail for Waste Management, Inc., the leading provider of integrated environmental solutions in North America, from January 2010 to

June 2012. Our director since 2004. Member of our Compensation Committee and Nominating and Corporate Governance Committee.

Mr. Davis was President of Jerome L. Davis & Associates, LLC, a consulting firm focusing on executive coaching and leadership development, from 2006 until December 2009.

Mr. Davis was Global Vice President, Service Excellence for Electronic Data Systems, a business and technology services company, from July 2003 to October 2005. From May 2001 to July 2003, he served in various capacities at Electronic Data Systems, including Chief Client Executive Officer and President, Americas for Business Process Management. Prior to joining Electronic Data Systems, Mr. Davis served as President and Executive Officer of the Commercial Solutions Division of Maytag Corporation, a home and commercial appliance company, from October 1999 until May 2001. He served as Senior Vice President of Sales and Corporate Officer for Maytag’s Appliances Division from March 1998 to September 1999. From March 1992 to February 1998, Mr. Davis was Vice President of National Accounts and Area Vice President for Frito Lay, a global food company. Mr. Davis also held various sales and marketing positions with Proctor & Gamble, a global consumer products company, from 1977 to 1992.

Key Attributes, Experience and Skills – Mr. Davis brings to our Board 30 years of experience in Fortune 500 companies and extensive expertise and insight in the areas of marketing and sales, strategy development, international business, leadership development, succession planning, executive compensation and information technology. His role on another public company board provides him with public company board and corporate governance experience.

Other Directorships Since 2008 – Director of GameStop Corp.

Class III Directors – Nominees for Terms Expiring in 2016

SARA L. HAYS Age 48 Biography – Principal of SLH Advisors, a privately-held project management and consulting services firm, since May 2011. Our director since 2005. Member of our Audit
Committee and Strategy and Enterprise Risk Committee.

Ms. Hays served as Managing Director, Operations and General Counsel and member of the Executive and Investment Committees of Wrightwood Capital LLC (now part of Ares Management LLC), a real estate finance and investment company, from April 2005 through April 2011. Prior to joining Wrightwood Capital LLC, she spent over 10 years at Hyatt Hotels, a global hospitality company, initially as Development Counsel, structuring and negotiating management, venture, development and finance agreements, and ultimately serving as Senior Vice President and General Counsel and a member of Hyatt Hotels’ Managing Committee responsible for managing the legal risks associated with Hyatt Hotels’ worldwide operations, transactions and owned assets. Before joining Hyatt Hotels, Ms. Hays was an associate practicing commercial real estate law with the Chicago law firm of Coffield Ungaretti & Harris (now Ungaretti & Harris) from 1989 to 1994. Ms. Hays holds an MBA from Kellogg School of Management and a JD from Northwestern University School of Law.

Key Attributes, Experience and Skills – Ms. Hays has over 23 years of experience as a strategic business partner and counsel to senior executives and board members in the commercial real estate, finance and hospitality industries with particular expertise in the areas of operations and strategic planning, complex transactions, including acquisitions, debt and equity structuring and workouts, fund formation and management, legal and risk management, investor relations and corporate governance. Ms. Hays has over 17 years of service as in-house counsel to corporations (14 years as a general counsel) and has managed a broad range of legal, enterprise risk, regulatory, compliance and corporate governance issues. Ms. Hays also has private company and non-profit board experience.

RICHARD V. REYNOLDS

Age 64

Biography – Lieutenant General, U.S. Air Force, retired. Owner of The Van Fleet Group, LLC, a privately-held aerospace consulting firm. Our director since 2006. Member of our Audit

Committee and Strategy and Enterprise Risk Committee.

General Reynolds retired from the U.S. Air Force in 2005 after 34 years of service, having served as Vice Commander, Air Force Material Command from 2003 to 2005; Commander, Aeronautical Systems Center of U.S. Air Force Material Command from 2001 to 2003; Commander, Air Force Flight Test Center of U.S. Air Force Material Command from 1998 to 2001; Program Executive Officer, Airlift and Trainers of the U.S. Air Force Program Executive Office from 1996 to 1998 and various other leadership positions from 1971 to 1996. General Reynolds formed The Van Fleet Group, LLC in 2006. He also served as Senior Manager/Senior Business Advisor of BearingPoint, Inc., an international management and technology consulting firm, from 2006 to 2009.

Key Attributes, Experience and Skills – General Reynolds’ service in senior leadership positions in the U.S. Air Force provides valuable business, leadership and management experience, including expertise in government contracting and procurement, risk assessment and mitigation, supply chain and logistics management, information technology and leadership development. General Reynolds also has experience serving on public and private company and non-profit boards.

Other Directorships Since 2008 – Allison Transmission Holdings, Inc.

Class I Directors – Terms Expiring in 2014

ROBERT J. MARZEC

Age 68

Biography – Retired Audit Partner of PricewaterhouseCoopers LLP, an international public accounting firm. Our director since 2005. Chair of our Audit Committee and member of our

Nominating and Corporate Governance Committee.

Mr. Marzec retired from PricewaterhouseCoopers LLP in 2002 after spending 36 years in its Assurance and Business Advisory Services (financial and regulatory reporting division). He held various leadership and audit positions, including Managing Partner of the Minneapolis office of PricewaterhouseCoopers, LLP from 1991 to 1998.

Key Attributes, Experience and Skills – Mr. Marzec has extensive public accounting and auditing experience at public, private and non-profit organizations and has a strong background in financial controls and reporting, financial management, financial analysis, SEC reporting requirements, mergers and acquisitions, and international business. During his service at PricewaterhouseCoopers LLP and on boards at other public and mutual companies and non-profit organizations, Mr. Marzec gained broad knowledge of many different companies and industries, and public company board and corporate governance practices.

Other Directorships Since 2008 – Formerly a director of Medtox Scientific, Inc. and Health Fitness Corporation.

STEPHEN C. MITCHELL

Age 69

Biography – President and Chief Operating Officer of The Knight Group, LLC, a firm providing services for the start-up and management of new ventures, and Vice Chairman of Knight

Facilities Management, Inc., a company providing facilities management services for industrial and commercial buildings worldwide. Our director since 1996. Chair of our Nominating and Corporate Governance Committee and member of our Compensation Committee.

Mr. Mitchell has more than 35 years of leadership experience in the facilities management and commercial construction industries, serving as Vice Chair of Knight Facilities Management, Inc. since 1995 and as President and Chief Operating Officer of Lester B. Knight & Associates, a company that provided engineering, architectural and management consulting services in connection with the planning, design and construction of advanced technology research and development and manufacturing facilities and other commercial buildings, from 1975 to 2001. Mr. Mitchell has provided consulting services to new business ventures as President and Chief Operating Officer of The Knight Group, LLC since 2001.

Key Attributes, Experience and Skills – Mr. Mitchell’s more than 35 years of service in senior leadership positions at privately held companies in the facilities management and commercial construction industries provides valuable business, management and leadership experience, including expertise in strategy development, construction project management, building technology, international business, leadership development and succession planning. His role on another public company board provides him with public company board and corporate governance experience.

Other Directorships Since 2008 – Director of Landauer, Inc.

Class I Directors – Terms Expiring in 2014

DAVID E. WEISS Age 69 Biography – Retired Chairman, President and Chief Executive Officer of Storage Technology Corporation, a publicly-held developer, manufacturer and distributor of data storage solutions for the management, retrieval and protection of business information. Our director since 2005. Chair of our Compensation Committee and member of our Strategy and Enterprise Risk Committee.

Mr. Weiss has 33 years of leadership experience in the computer and information technology industry, serving as Chairman, President and Chief Executive Officer of Storage Technology Corporation from 1996 to 2000 and in other executive positions with Storage Technology Corporation from 1991 to 1996, including Chief Operating Officer, Executive Vice President, Senior Vice President for Marketing and Vice President – Global Marketing. Prior to joining Storage Technology Corporation, Mr. Weiss worked in various engineering management positions with IBM Corporation, a global computer and information technology company, from 1967 to 1991.

Key Attributes, Experience and Skills – As Chairman, President and Chief Executive Officer of Storage Technology Corporation, Mr. Weiss led a global public company and public company board. Through his service at Storage Technology Corporation and IBM Corporation, he gained expertise in the areas of business operations, strategy development, information technology, mergers and acquisitions, financial management, leadership development and succession planning, executive compensation, marketing, investor relations and corporate governance.

Other Directorships Since 2008 – Formerly a director of Incentra Solutions, Inc.

Class II Directors – Terms Expiring in 2015

BERNARD P. ALDRICH Age 63 Biography – Retired Chief Executive Officer and President of Rimage Corporation, a publicly-held designer and manufacturer of on-demand publishing and duplicating systems for
CD and DVD – recordable media. Our director since 1999. Our Non-Executive Chair of the Board of Directors since January 2011.

Mr. Aldrich retired as Chief Executive Officer and President and a director of Rimage Corporation in 2009, after 12 years of service in those capacities. Prior to joining Rimage Corporation in 1997, he served as President of several manufacturing companies controlled by Activar, Inc., an industrial plastics and construction supply company, from 1995 to 1996. Mr. Aldrich served as President of Colwell Industries, a company that designs, manufactures and distributes color merchandising tools, from 1992 to 1994 and as Chief Financial Officer of Advance Machine Co., a manufacturer and supplier of equipment for the commercial floor care industry, from 1973 to 1991.

Key Attributes, Experience and Skills – Mr. Aldrich has 13 years of public company operational experience, eight years of private company operational experience and 18 years of private company financial management experience. In addition to leading companies, he has a background and expertise in manufacturing operations, financial management, global markets, executive compensation, leadership development and corporate governance. Mr. Aldrich also has recent experience leading a public company board.

Other Directorships Since 2008 – Formerly a director of Rimage Corporation.

Class II Directors – Terms Expiring in 2015

JOHN T. MANNING Age 64 Biography – Retired Vice Chairman and Audit Partner of BDO Seidman LLP (now BDO USA, LLP), the U.S. member firm of BDO International Limited, an international public accounting firm. Our director since 2005. Chair of our Strategy and Enterprise Risk Committee and member of our Audit Committee.

Mr. Manning retired from BDO Seidman LLP in 2000 after 27 years of service. During his tenure with BDO Seidman LLP (and its affiliate, BDO International Limited), he worked in various management positions for 12 years, including Vice Chairman from 1995 to 1999, Managing Partner of the Richmond, Virginia office from 1990 to 1991, and various management positions in the international headquarters in Brussels, Belgium from 1992 to 1995. Prior to moving into management with BDO Seidman LLP, Mr. Manning spent 15 years providing auditing services to BDO Seidman LLP’s clients.

Key Attributes, Experience and Skills – Mr. Manning has extensive public accounting, auditing and management experience. For over 15 years, he held leadership positions at BDO Seidman LLP and BDO International Limited with responsibilities for domestic and global strategy development and execution. He also led BDO Seidman LLP’s enterprise risk management program for over five years. During his tenure at BDO Seidman LLP, he gained broad knowledge of many different industries, including a specialty in the commercial construction industry, and experience working with public, private and not-for-profit boards. Mr. Manning has background and expertise in financial management, strategic planning, information technology, leadership development, risk assessment and mitigation, human resources, and international operations. Mr. Manning also has experience serving on public and private company boards.

JOSEPH F. PUISHYS Age 55 Biography – Our Chief Executive Officer and President and director since August 2011. Member of our Strategy and Enterprise Risk Committee.

Prior to joining our Company, Mr. Puishys served in various leadership positions at Honeywell International, Inc., a Fortune 100 diversified technology and manufacturing company, for over 32 years. He served as President of Honeywell Environment & Combustion Controls from 2008 to 2011; President of Honeywell Building Solutions from 2005 to 2008; President of Honeywell Building Solutions, America from 2004 to 2005; President of Bendix Friction Materials from 2002 to 2004; Vice President and General Manager of Garrett Engine Boosting Systems from 2000 to 2002; Vice President and General Manager, Aftermarket, Allied Signal Turbocharging Systems from 1996 to 2000; Vice President, Logistics, Allied Signal Automotive Products Group from 1992 to 1996; and various accounting and financial positions from 1979 to 1992.

Key Attributes, Experience and Skills – Mr. Puishys brings extensive expertise and insight to our Board in the areas of the commercial building and construction industry, global markets, sales and operations, business building, mergers and acquisitions, operational excellence, leadership development and financial management.

Other Directorships Since 2008 – Director of Arctic Cat Inc.

CORPORATE GOVERNANCE

Corporate Governance Section of Our Web Site

Information relative to our corporate governance is available on our web site at www.apog.com by clicking on “Corporate Governance” and then the applicable document or information. This information includes:

•	Board of Directors – Background, Experience and Independence
•	Board Committees – Current Members
•	Board Committee Charters
•	How to Contact the Board
•	Management – Background and Experience
•	Our Code of Business Ethics and Conduct
•	Our Corporate Governance Guidelines
•	Our Restated Articles of Incorporation
•	Our Amended and Restated Bylaws

We will provide copies of any of the foregoing information without charge upon written request to: Corporate Secretary, Apogee Enterprises, Inc., 4400 West 78th Street, Suite 520, Minneapolis, Minnesota 55435.

Code of Business Ethics and Conduct

Our Board of Directors has adopted our Code of Business Ethics and Conduct (our “Code of Conduct”), which is a statement of our high standards for ethical behavior and legal compliance. All of our employees, including our executive officers, and all members of our Board of Directors are required to comply with our Code of Conduct.

Corporate Governance Guidelines

Our Corporate Governance Guidelines outline the role, composition, qualifications, operation and other policies applicable to our Board of Directors. Our Corporate Governance Guidelines are reviewed annually and revised as necessary to continue to reflect evolving corporate governance practices.

Board Independence

Under our Corporate Governance Guidelines, a substantial majority of the directors on our Board, and all members of our Audit, Compensation, and Nominating and Corporate Governance Committees must be independent. Each year, in accordance with NASDAQ rules, our Board of Directors affirmatively determines the independence of each director and nominee for election as a director in accordance with guidelines it has adopted, which include all elements of independence set forth in the NASDAQ listing standards.

With the assistance of legal counsel to the Company, our Nominating and Corporate Governance Committee reviewed the applicable legal standards for Board member and Board committee member independence. In making its independence recommendation, our Nominating and Corporate Governance Committee reviewed a summary of the answers to annual questionnaires completed by each Board member regarding employment, business, familial, compensation and other relationships with Apogee and our management. Our Nominating and Corporate Governance Committee reported on its review to our Board of Directors. Based on this review, our Board of Directors has determined that the following non-employee directors are independent and have no material relationship with us except serving as a director or shareholder: Bernard P. Aldrich, Jerome L. Davis, Sara L. Hays, John T. Manning, Robert J. Marzec, Stephen C. Mitchell, Richard V. Reynolds and David E. Weiss. Our Board of Directors has determined that Joseph F. Puishys is not independent because he serves as our Chief Executive Officer and President.

Stock Ownership Guidelines for Non-Employee Directors

Our Board of Directors believes that non-employee directors should have a significant equity interest in Apogee and established voluntary stock ownership guidelines for directors in 2002. The guidelines encourage share ownership by our directors in an amount having a market value of $120,000 (three times the current annual Board retainer of $40,000) to be achieved within five years of first being elected as a director. In calculating share ownership of our non-employee directors, we include shares of restricted stock issued pursuant to our 2009 Director Stock Plan and phantom stock units under our Deferred Compensation Plan for Non-Employee Directors, but do not include unexercised stock options. As of March 1, 2013, the last trading day of fiscal 2013, all our non-employee directors met our stock ownership guidelines.

Retirement Policy

Our Board of Directors has established a policy that, unless otherwise approved by a majority of our directors, no individual who is over 72 years of age may be elected to serve as a director.

Procedures for Shareholder Recommendations or Nominations of Director Candidates

Our Nominating and Corporate Governance Committee considers recommendations of director candidates. A shareholder who wishes to recommend a director candidate to our Board of Directors for nomination by our Board of Directors at our annual meeting or for vacancies on our Board of Directors that arise between meetings must provide our Nominating and Corporate Governance Committee with sufficient written documentation to permit a determination by our Board of Directors as to whether such candidate meets the required and desired director selection criteria set forth in our Corporate Governance Guidelines and the factors discussed below under the heading “Criteria for Membership on Our Board of Directors.” Such documentation and the name of the director candidate must be sent by U.S. mail to our Corporate Secretary at the address indicated on the Notice of Annual Meeting of Shareholders. Our Corporate Secretary will send properly submitted shareholder recommendations to the Chair of our Nominating and Corporate Governance Committee for consideration at a future committee meeting.

Alternatively, shareholders may directly nominate a person for election to our Board of Directors by complying with the procedures set forth in our Amended and Restated Bylaws and the rules and regulations of the SEC. Our Amended and Restated Bylaws are available on our website at www.apog.com by clicking on “Corporate Governance,” then “Bylaws.” Any shareholder nominations of director candidates for the 2014 election of directors should be submitted to our Corporate Secretary at the address indicated on the Notice of Annual Meeting of Shareholders no later than February 26, 2014.

Director candidates recommended by shareholders in compliance with these procedures and who meet the criteria outlined above will be evaluated by our Nominating and Corporate Governance Committee in the same manner as nominees proposed by other sources.

Criteria for Membership on Our Board of Directors

Our Corporate Governance Guidelines outline our director qualification standards. Director candidates should possess the highest personal and professional ethics, integrity and values; be committed to representing the long-term interests of our stakeholders; have an inquisitive and objective perspective, practical wisdom and mature judgment; and be willing to challenge management in a constructive manner. Our Board of Directors strives for membership that is diverse in gender, ethnicity, age, geographic location, and business skills and experience at policy-making levels. In addition, director candidates must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serving on our Board of Directors for an extended period of time.

Our Nominating and Corporate Governance Committee’s procedure for reviewing the qualifications of all nominees for membership on our Board of Directors include making a preliminary assessment of each proposed nominee, based upon resume and biographical information, willingness to serve, and other background information, business experience and leadership skills. All director candidates who continue in the process are then interviewed by members of our Nominating and Corporate Governance Committee and a majority of our other current directors. Our Nominating and Corporate Governance Committee makes recommendations to our Board of Directors for inclusion in the slate of director nominees at an annual or special meeting of shareholders, or for appointment by our Board of Directors to fill a vacancy. Prior to recommending a director to stand for re-election for another term, our Nominating and Corporate Governance Committee applies its director candidate selection criteria, including a director’s past contributions to our Board of Directors, effectiveness as a director and desire to continue to serve as a director.

Board Meetings and 2012 Annual Meeting of Shareholders

During fiscal 2013, our Board of Directors met five times and our non-employee directors met in executive session without our Chief Executive Officer or any other members of management being present four times. Each of our directors attended at least 75% of the regularly scheduled and special meetings of our Board of Directors and the Board committees on which he or she served that were held during the time he or she was a director during fiscal 2013. All members of our Board of Directors are expected to attend our annual meetings of shareholders and all nine of the members of our Board of Directors attended our 2012 Annual Meeting of Shareholders.

Board Committee Membership and Meetings

We have four standing Board committees: Audit, Compensation, Nominating and Corporate Governance, and Strategy and Enterprise Risk.

The table below provides fiscal 2013 membership and meeting information for each of our standing Board committees.

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Strategy and Enterprise Risk Committee
Bernard P. Aldrich
Jerome L. Davis		M	M
Sara L. Hays	M			M
John T. Manning	M			C
Robert J. Marzec	C		M
Stephen C. Mitchell		M	C
Joseph F. Puishys				M
Richard V. Reynolds	M			M
David E. Weiss		C		M
Fiscal 2013 Meetings	9	6	5	4
Fiscal 2013 Executive Sessions	5	5	2	—

C = Committee Chair      M = Committee Member

Audit Committee

Our Audit Committee is governed by a Board-approved charter, which was last amended in June 2011. Under its charter, our Audit Committee oversees our financial reporting process (including our system of financial controls, internal audit procedures and independent registered public accounting firm); oversees our program to ensure compliance with legal and regulatory requirements and ethical business practices; assesses and establishes policies and procedures to manage our financial reporting and internal control risk; is directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm; establishes policies and procedures for the pre-approval of all services provided by our independent registered public accounting firm; and oversees our internal audit function and has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters.

Our Board of Directors has determined that each member of our Audit Committee meets the independence and experience requirements of the NASDAQ listing standards and the SEC. Our Board of Directors has also determined that each of John T. Manning and Robert J. Marzec is an audit committee financial expert under the rules of the SEC.

Compensation Committee

Our Compensation Committee is governed by a Board-approved charter, which was last amended in January 2013. Under its charter, our Compensation Committee establishes our executive compensation philosophy and compensation programs that comply with this philosophy; determines the compensation of our executive officers and other members of senior management; administers our stock incentive plans in which our employees participate; and administers our annual cash and long-term incentive plans for executive officers and other members of senior management. Our Compensation Committee regularly reviews its decisions on compensation for our Chief Executive Officer with the full Board of Directors prior to communicating those decisions to our Chief Executive Officer.

Our Board of Directors has determined that each member of our Compensation Committee is independent, as defined by the NASDAQ listing standards. In addition, each member of our Compensation Committee is a “non-employee” director, as defined in the Exchange Act, and is an “outside director” as defined in Section 162(m) of the Internal Revenue Code.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is governed by a Board-approved charter, which was last amended in January 2013. Under its charter, our Nominating and Corporate Governance Committee periodically assesses our compliance with our Corporate Governance Guidelines; reviews our organizational structure and succession plans; makes recommendations to our Board of Directors regarding the composition and responsibilities of our Board committees; makes recommendations to our Board of Directors regarding compensation for directors; annually conducts a performance review of our Board committees and Board of Directors as a whole and of our directors whose terms are expiring at that year’s annual meeting of shareholders; annually conducts a review of the performance of our Chief Executive Officer, which includes soliciting assessments from all non-employee directors; and establishes and implements procedures to review the qualifications of all nominees for membership on our Board of Directors, including nominees recommended by our shareholders.

Our Board of Directors has determined that each member of our Nominating and Corporate Governance Committee is independent, as defined by the NASDAQ listing standards.

Strategy and Enterprise Risk Committee

Our Strategy and Enterprise Risk Committee is governed by a Board-approved charter, which was last amended in May 2013. Under its charter, our Strategy and Enterprise Risk Committee oversees the process for development of our strategies, long-range business objectives and strategic plan; oversees our progress with respect to our Board-approved strategy; reviews and makes recommendations to our Board of Directors with respect to that portion of our growth strategy that is expected to be accomplished by Corporate Strategic Transactions (as defined in the charter); oversees our financial strategy, long-range financial objectives and financial condition; reviews our annual capital budget and process for evaluating and approving significant capital expenditure projects; provides oversight for our enterprise risk management function; and oversees our company-wide information technology strategy and the selection, implementation and financing of material company-wide information technology systems.

Our Board of Directors has determined that four of the five members of our Strategy and Enterprise Risk Committee are independent, as defined by the NASDAQ listing standards.

Risk Oversight by Our Board of Directors

Our Board of Directors executes its overall responsibility for risk management directly and through its Committees, as follows:

•

Our Audit Committee has primary responsibility for risks relating to the reliability of our financial reporting processes, system of internal controls and corporate compliance program. Our Audit Committee receives quarterly reports from management, our independent registered public accounting firm and internal audit partner regarding our financial reporting processes, internal controls and public filings. It also receives quarterly updates from management regarding Code of Conduct issues, litigation and legal claims, and other compliance matters.

•

Our Compensation Committee, with assistance from its independent compensation consultant, oversees the risks associated with our compensation programs, policies and practices with respect to both executive compensation and compensation generally.

•

Our Nominating and Corporate Governance Committee oversees the risks associated with succession planning, non-employee director compensation, overall Board of Directors and Board Committee performance and corporate governance practices.

•

Our Strategy and Enterprise Risk Committee oversees our enterprise risk management processes, focusing on our business and strategic, financial, operational, information technology and overall enterprise risk, and our risk-related insurance programs. The Committee’s meeting agendas include discussions of external developments impacting our strategy, our strategy development processes, risk areas, and our risk mitigation and control practices.

Our Board of Directors is kept abreast of the risk oversight efforts by our Committees through reports to our full Board by our Committee Chairs presented at each quarterly meeting of our Board of Directors. Our Board of Directors considers specific risk topics, including risks associated with our strategic plan, mergers and acquisitions, and market risks.

Board Leadership Structure

Our Corporate Governance Guidelines provide that our Board of Directors has discretion to combine or separate the offices of Chair of the Board and Chief Executive Officer.

Our Board of Directors separated the roles of Chair of the Board and Chief Executive Officer and appointed Mr. Aldrich as the Non-Executive Chair of our Board on January 19, 2011. In this capacity, Mr. Aldrich has chaired the meetings of our Board of Directors and executive sessions of our independent directors. The Non-Executive Chair of our Board, in consultation with our Chief Executive Officer, establishes the agenda for each meeting of our Board of Directors. For five years prior to separating the roles of Chair of the Board and Chief Executive Officer, our Board of Directors had appointed a Lead Director.

We believe our Board leadership structure supports the risk oversight function of our Board of Directors. In addition to having a Non-Executive Chair of the Board, strong independent directors chair each of our Board Committees, there is open communication between management and our directors, and all of our directors are actively involved in the risk oversight function.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have established written policies and procedures (the “Related Person Transaction Policy”) to assist us in reviewing transactions in excess of $120,000 involving our Company and our subsidiaries and Related Persons (“Related Person Transactions”). A Related Person includes our Company’s directors, director nominees and executive officers, beneficial owners of 5% or more of our Company’s common stock and their respective Immediate Family Members (as defined in our Related Person Transaction Policy). Our Related Person Transaction Policy supplements our Code of Conduct Conflict of Interest Policy (the “Conflict of Interest Policy”), which applies to all of our employees and directors.

Our Related Person Transaction Policy requires our Chief Executive Officer, Chief Financial Officer and General Counsel to promptly report any Related Person Transaction of which they become aware to the Chair of our Nominating and Corporate Governance Committee. In approving, ratifying or rejecting a Related Person Transaction, our Nominating and Corporate Governance Committee will consider such information as it deems important to determine if the Related Person Transaction is fair to our Company. Our Conflict of Interest Policy requires our employees and directors to report to our General Counsel any potential conflict of interest situations involving an employee or director or their Immediate Family Members. During fiscal 2013, there were no Related Person Transactions.

NON-EMPLOYEE DIRECTOR COMPENSATION

Non-Employee Director Compensation Arrangements During Fiscal 2013 and 2014

Our Board of Directors approves the compensation for members of our Board of Directors and Board Committees based on the recommendations of our Nominating and Corporate Governance Committee. We target compensation for service on our Board of Directors and Board committees generally at the median for board services at companies in our peer group of companies, using the same peer group used for executive compensation purposes described under the heading “Competitive Market” on page 32. Generally, our Nominating and Corporate Governance Committee reviews and discusses the compensation data and analysis provided by management using a third party compensation database, or independent compensation consultant, if retained. Our Nominating and Corporate Governance Committee did not utilize an independent compensation consultant to advise the Committee on fiscal 2013 or fiscal 2014 non-employee director compensation. Our Chief Executive Officer participates in the discussions on compensation for members of our Board of Directors. Directors who are our employees receive no additional compensation for serving on our Board of Directors.

Our non-employee directors receive cash compensation in the form of cash retainers and equity compensation in the form of restricted stock awards, as described under the heading “Restricted Stock Awards” on page 21. Mr. Puishys, our only employee director, receives no additional compensation for serving on our Board of Directors.

The following table describes the compensation arrangements with our non-employee directors for fiscal 2013 and 2014.

Compensation	Fiscal 2013 and 2014

Annual Cash Retainers:
Non-Executive Chair of the Board(1)	$100,000
Board Member	40,000
Audit Committee Chair	30,000
Audit Committee Member	15,000
Compensation Committee Chair	20,000
Compensation Committee Member	10,000
Nominating and Corporate Governance Committee Chair	20,000
Nominating and Corporate Governance Committee Member	10,000
Strategy and Enterprise Risk Committee Chair	20,000
Strategy and Enterprise Risk Committee Member	10,000

Equity Grant	An annual time-based restricted stock award that vests over three years.

Charitable Matching Contributions Program for Non-Employee Directors	$2,000 maximum aggregate annual match.

(1)	We pay an annual cash retainer to our Non-Executive Chair of the Board and do not pay any other cash compensation to him for service on our Board of Directors.

Restricted Stock Awards

Restricted stock awards to non-employee directors are issued pursuant to our 2009 Director Stock Plan. Each non-employee director receives a time-based restricted stock award on the date he or she is first elected to our Board and annually on the date of our annual meeting of shareholders if his or her term continues after such meeting. The number of shares of restricted stock subject to the award is determined by our Board of Directors, after recommendation by our Nominating and Corporate Governance Committee and

consideration of various factors, including our performance, market data and trends, performance by our Board as a whole and the equity-based compensation received by non-employee directors approximating the 50th percentile of our peer group of companies, using the same peer group of companies used for executive compensation purposes. The restricted stock awards made in fiscal 2011 fully vest on the third anniversary of the date of the award. The time-based restricted stock awards made in fiscal 2012 and fiscal 2013 vest in three annual installments over the three-year vesting period.

Deferred Compensation Plan for Non-Employee Directors

Our Deferred Compensation Plan for Non-Employee Directors was adopted by our Board of Directors to encourage our non-employee directors to continue to make contributions to the growth and profits of Apogee and to increase their ownership of shares of our common stock, thereby aligning their interests in the long-term success of Apogee with that of our other shareholders. Under the plan, participants may elect to defer a portion of their annual retainer into deferred stock accounts. Since January 1, 2010, there has been no Company match on amounts deferred by our non-employee directors under such plan. Each participating director receives a credit of shares of our common stock in an amount equal to the amount deferred divided by the fair market value of one share of our common stock as of the crediting date. These accounts also are credited, as of the crediting date, with an amount equal to the dividend paid on one share of our common stock multiplied by the number of shares credited to each account. Participating directors may elect to receive the amounts credited to their accounts at a fixed date, at age 70 or following death or retirement from our Board of Directors. The amounts will be paid out in the form of shares of our common stock (plus cash in lieu of fractional shares) either in a lump sum or in installments, at the participating director’s election. This plan is an unfunded, book-entry, “phantom stock unit” plan, as no trust or other vehicle has been established to hold any shares of our common stock.

Charitable Matching Contributions Program for Non-Employee Directors

Under our Charitable Matching Contributions Program for Non-Employee Directors, we match cash or publicly-traded stock contributions made by our non-employee directors to cultural, educational, social, medical or health-related charitable organizations that are exempt from federal income tax and qualify as a charity to which individuals can make a tax-deductible contribution up to a maximum aggregate amount of $2,000 per eligible non-employee director per calendar year.

Fiscal 2013 Non-Employee Director Compensation Table

The following table shows the compensation paid to our non-employee directors for fiscal 2013.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Bernard P. Aldrich	100,000	70,006	23,183	193,189
Jerome L. Davis	60,000	70,006	17,676	147,682
Sara L. Hays	65,000	70,006	14,433	149,439
John T. Manning	75,000	70,006	7,287	152,293
Robert J. Marzec	80,000	70,006	10,965	160,971
Stephen C. Mitchell	70,000	70,006	7,287	147,293
Richard V. Reynolds	65,000	70,006	15,432	150,438
David E. Weiss	70,000	70,006	7,287	147,293

(1)

Includes cash retainers deferred by non-employee directors under our Deferred Compensation Plan for Non-Employee Directors, as further described under the heading “Deferred Compensation Plan for Non-Employee Directors” above. During fiscal 2013, Mr. Davis was our only non-employee director to make deferrals of his annual cash retainers pursuant to our Deferred Compensation Plan for Non-Employee Directors, deferring $60,000 of his fiscal 2013 retainer.

(2)

The amounts in this column are calculated based on the fair market value of our common stock on the date the award was made in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). Each non-employee director received a time-based restricted stock award of 4,442 shares on June 21, 2012. The closing price of our common stock on the NASDAQ Global Select Market on June 21, 2012, the date of grant, was $15.76. The table below sets forth, as of March 2, 2013, the end of fiscal 2013, certain information with respect to shares of restricted stock and options to purchase shares of our common stock held by our non-employee directors. All such stock options were fully exercisable as of such date.

Name	Aggregate Number of Shares of Restricted Stock (#)	Aggregate Number of Stock Options (#)
Bernard P. Aldrich	14,115	38,632
Jerome L. Davis	14,115	21,946
Sara L. Hays	14,115	31,025
John T. Manning	14,115	35,383
Robert J. Marzec	14,115	35,383
Stephen C. Mitchell	14,115	16,072
Richard V. Reynolds	14,115	25,383
David E. Weiss	14,115	35,383

(3)

This column includes the dividend equivalents paid on phantom stock units pursuant to our Deferred Compensation Plan for Non-Employee Directors, dividends paid on shares of restricted stock issued pursuant to our 2009 Director Stock Plan and matching contributions pursuant to our Charitable Matching Contributions Program for Non-Employee Directors. The table below sets forth the amounts contributed or paid by the Company for our non-employee directors pursuant to such plans with respect to fiscal 2013.

Name	Dividend Equivalents Paid on Phantom Stock Units Held in our Deferred Compensation Plan for Non- Employee Directors ($)	Dividends Paid on Shares of Restricted Stock Issued Pursuant to our 2009 Director Stock Plan ($)	Matching Contributions under our Charitable Matching Contributions Program for Non-Employee Directors ($)	Total All Other Compensation ($)
Bernard P. Aldrich	15,896	5,287	2,000	23,183
Jerome L. Davis	10,389	5,287	2,000	17,676
Sara L. Hays	7,146	5,287	2,000	14,433
John T. Manning	—	5,287	2,000	7,287
Robert J. Marzec	3,678	5,287	2,000	10,965
Stephen C. Mitchell	—	5,287	2,000	7,287
Richard V. Reynolds	8,145	5,287	2,000	15,432
David E. Weiss	—	5,287	2,000	7,287

EXECUTIVE COMPENSATION

Compensation Committee Report

Our Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis section with management and the Committee’s independent compensation consultant. Based on its review and discussions with management, our Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2013 proxy statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended March 2, 2013.

Compensation Committee of the

Board of Directors of Apogee

David E. Weiss, Chair

Jerome L. Davis

Stephen C. Mitchell

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes Apogee’s executive compensation program for fiscal 2013, and certain elements of the fiscal 2014 program. In particular, this section explains how our Compensation Committee (the “Committee”) made decisions related to compensation for our executives, including our Named Executive Officers, for fiscal 2013.

Our Named Executive Officers for fiscal 2013 were:

Joseph F. Puishys, Chief Executive Officer and President

James S. Porter, Chief Financial Officer

Patricia A. Beithon, General Counsel and Corporate Secretary

John A. Klein, Senior Vice President, Operations and Supply Chain Management

Gary R. Johnson, Vice President and Treasurer

Messrs. Porter, Klein and Johnson and Ms. Beithon are collectively referred to as our “Other Named Executive Officers” in this Compensation Discussion and Analysis section.

Executive Summary

About Apogee. We provide distinctive value-added glass solutions for the architectural and picture framing industries. We have four reporting segments. Our Architectural Glass segment fabricates glass used in customized window and curtainwall systems comprising the outside skin of commercial and institutional buildings. Our Architectural Framing Systems segment designs, engineers and fabricates the aluminum frames used in customized aluminum and glass window, curtainwall, storefront and entrance systems comprising the outside skin and entrances of commercial and institutional buildings. Our Architectural Services segment primarily installs and renovates customized aluminum and glass window and curtainwall systems comprising the outside skin and entrances of commercial and institutional buildings. Our Large-Scale Optical Technologies segment manufactures value-added glass and acrylic products for the custom picture framing market.

The table below sets forth the percentage contribution of our overall net sales for fiscal 2013 of each of our operating segments.

Operating Segment	Percentage of Fiscal 2013 Net Sales
Architectural Glass	35%
Architectural Framing Systems	27%
Architectural Services	27%
Large-Scale Optical Technologies	11%

During the second half of fiscal 2012, we executed a successful leadership transition when Joseph F. Puishys joined our Company as Chief Executive Officer and President, succeeding Russell Huffer, who had announced his intent to retire during fiscal 2012.

Our Fiscal 2013 Performance. Despite challenging business conditions and a flat commercial construction market during fiscal 2013, our Company significantly improved financial performance over fiscal 2012.

•	We grew overall net sales 6% over fiscal 2012.

•	We had operating income of $27,419,000, up 619% over operating income of $3,816,000 in fiscal 2012 and increased operating margin by 334 basis points.

•	Our earnings per share from continuing operations increased to $0.66 from $0.17 per share in fiscal 2012, which is an improvement of 288%.

•

Even though our net sales increased by 6% during fiscal 2013, we held our working capital relatively constant, reducing our days working capital by over three days to 44.2 days as of the end of fiscal 2013.

•	Our stock price as of March 1, 2013, the last trading day of fiscal 2013, was $26.21, 108% higher than our stock price of $12.60 on March 2, 2012, the last trading day of fiscal 2012.

•	We had positive cash flow from continuing operations of $40,717,000 in fiscal 2013, compared to $27,981,000 in fiscal 2012, a 46% increase.

•	We also maintained a strong financial position during fiscal 2013, with a net positive cash position of $54,765,000 at the end of fiscal 2013.

In addition to the significant financial improvements during fiscal 2013, we made considerable progress on our growth strategies for fiscal 2014 and future years.

•	Our Architectural Services segment expanded its U.S. geographic footprint by opening two offices in Texas.
•

Our storefront business in our Architectural Framing Systems segment increased its extrusion capacity by upgrading an extrusion press and purchasing a third extrusion press that we anticipate will be operational in fiscal 2015.

•

Our storefront business in our Architectural Framing Systems segment took action to expand its U.S. geographic footprint with a new fabrication facility in Texas scheduled to be completed in the first quarter of fiscal 2014.

•	Our Large-Scale Optical Technologies segment entered new picture framing markets in Europe and certain other international markets.

•	All of our business units introduced new products during fiscal 2013.

Additionally, we took actions to improve our operations for fiscal 2014 and future years.

•	Our Architectural Glass segment made significant improvements to its fabrication facility and equipment in Statesboro, Georgia to improve operational performance.

•

Our Architectural Glass segment announced that it is investing in new capabilities and efficiencies at its Owatonna, Minnesota facility with a new state-of-the-art glass coater, which we anticipate will be operational during fiscal 2015.

•	We hired a new senior executive to lead our company-wide continuous improvement and Lean manufacturing initiatives and make improvements in our supply chain management.

•	We further expanded our leadership development program for our senior and middle management and revised our continuous improvement training to include Lean manufacturing.

Creating Shareholder Value. Despite the U.S. commercial construction market being in a down cycle for more than four years, our Company has delivered substantial improvement in total shareholder returns and has outperformed the companies in our compensation peer group (identified under “Competitive Market’ on page 32), and the Russell 2000 Index. In fiscal 2013, our Company delivered total shareholder returns of 98%, more than four times higher than our compensation peer group and over eight times higher than the Russell 2000 Index. The chart below compares our Company’s total shareholder returns to our compensation peer group and the Russell 2000 Index for the past one, three and five-year periods.

We have had significantly improved financial performance over the last three fiscal years, as evidenced by our growth in net sales and earnings per share from continuing operations. These metrics are used in our incentive compensation plans to reward our executives and align pay with performance.

Executive Compensation Philosophy and Practices. Our compensation programs are designed to attract, motivate and retain executive talent to achieve long-term success of our Company; pay for sustainable performance in an ever-changing environment; and align the interests of our executive officers with our shareholders. We continue to refine our executive compensation program to reflect evolving executive compensation practices. The table on page 27 highlights our current executive compensation practices.

Our Executive Compensation Practices: (What We Do)	See Page	Executive Compensation Practices We Have Not Implemented or Have Discontinued: (What We Don’t Do)	See Page

-   We tie pay to performance. A significant percentage of both short-term compensation and long-term compensation is performance-based.

-   We review “tally sheets” and realizable pay for our executives and use that information as a factor in making compensation decisions.

	28 31

-   We do not have employment contracts for our Named Executive Officers, except for a transitional employment agreement with Mr. Puishys, who joined our Company on August 22, 2011 as our Chief Executive Officer and President, which expires on August 22, 2014.

			42 - 43
- We mitigate undue compensation risk, including utilizing caps on potential payments, multiple financial performance metrics, different metrics for our annual cash incentives and long-term performance share unit awards, and robust Board and Board Committee management processes to identify risk.	45	- We do not believe any of our Company’s compensation programs create risks that are reasonably likely to have a material adverse effect on our Company.	45
- We have change-in-control severance agreements with all of our Named Executive Officers that provide benefits only upon a “double trigger.”	43	- We do not provide for excise tax gross-ups or single triggers in our change-in-control severance agreements.	43
- Commencing with awards made in fiscal 2012, our equity award agreements for awards made pursuant to our 2009 Stock Incentive Plan have “double trigger” change-in-control provisions for all employees.	58
- We provide minimal perquisites to our executives.	47 - 48

-   We do not provide tax reimbursement for or tax “gross-ups” on any perquisites.

-   We do not provide automobile allowances to our Named Executive Officers.

-   We do not have any Company-owned or leased aircraft.

-   We do not pay for club memberships or executive health physicals for our executives.

			47 - 48
- We have adopted stringent share ownership guidelines and we review compliance annually. - We evaluate share utilization by reviewing overhang and annual burn rates.	44 32	- We do not reprice underwater stock options or stock appreciation rights.
- The Committee benefits from its utilization of a compensation consulting firm that fully meets the stringent independence requirements under the final rules of the Dodd-Frank Act.	32	- The Committee does not allow its independent compensation consulting firm to provide any other services to our Company other than those requested by our Nominating and Corporate Governance Committee with respect to director compensation. The Committee’s independent compensation consulting firm does not provide any specific recommendations for compensation for our Chief Executive Officer or Other Named Executive Officers.	32
- We have a formal hedging policy that prohibits all employees and directors from engaging in hedging transactions in our Company’s securities.	44	- We do not have a clawback policy at this time, but will implement one once the SEC finalizes its rules under the Dodd-Frank Act.	44

Our Fiscal 2013 Executive Compensation Program. Total compensation includes a mix of short-term and long-term compensation and fixed and performance-based compensation.

•	Short-term compensation

-	Base salary (fixed)

-	Annual performance-based cash incentives (variable)

•	Long-term compensation

-	Time-based restricted stock award (variable)

-

Two-year cash-based performance awards on end-to-end cycles (i.e., awards will be granted every other year) which are only earned upon achievement of certain two-year objective performance measures (variable)

Compensation Mix. The charts below illustrate the short-term and long-term mix, and fixed and performance-based mix of the primary compensation elements for fiscal 2013 for our Named Executive Officers. The fiscal 2013 primary compensation elements include base salary, annual performance-based cash incentive at target, time-based restricted stock awards, and the full value of the two-year cash-based performance awards at target performance, which are end-to-end awards that will only be granted every other year.

Highlights of Fiscal 2013 Compensation Actions. The following highlights the Committee’s key compensation decisions for fiscal 2013. These decisions were made after reviewing compensation data provided by the Committee’s independent compensation consultant.

•	Base Salaries. For fiscal 2013, the Committee awarded a base salary increase of 5.0% to our Chief Executive Officer, and base salary increases ranging from 3.0% to

4.0% to our Other Named Executive Officers. The fiscal 2013 base salary for our Chief Executive Officer was at the 40th percentile for chief executive officers in our Company’s peer group. The fiscal 2013 base salaries for our Other Named Executive Officers ranged from the 40th to 60th percentile for comparable positions in comparable markets.

•

Annual Cash Incentives. Our fiscal 2013 cash incentives paid out at 184.7% of target. Our Chief Executive Officer earned an annual cash incentive equal to 190.5% of his fiscal 2013 base salary and our Other Named Executive Officers earned fiscal 2013 annual cash incentives ranging from 46.2% to 110.8% of their fiscal 2013 base salaries.

•

Time-Based Restricted Stock Awards. Commencing with time-based restricted stock awards made in fiscal 2013, the Committee began to exercise more discretion in awards made to executives, with the potential of actual time-based restricted stock awards ranging from 0% to 200% of an executive’s targeted fixed dollar value, which is calculated as a percentage of base salary. This discretion provides more flexibility to reward executives for outstanding contributions to our Company.

On April 27, 2012, the Committee awarded to our Chief Executive Officer a time-based restricted stock award with a grant date value of $500,004, 79% of his fiscal 2013 base salary. On April 26 and 30, 2012, the Committee awarded to our Other Named Executive Officers time-based restricted stock awards with a grant date value ranging from $49,469 to $225,608, ranging from 24% to 82% of their fiscal 2013 base salaries. Time-based restricted stock awards are approximately 29% and 26% of the long-term incentive compensation opportunity granted during fiscal 2013 for our Chief Executive Officer and Other Named Executive Officers, respectively.

•	Two-Year Cash-Based Performance Awards. Commencing with awards for fiscal 2013, we began using cash-based performance awards as one of the instruments used to deliver long-term incentive compensation and discontinued issuing performance share units. The Committee believes that cash-based performance awards are a better instrument for delivering long-term incentive compensation as they are not dilutive to our shareholders. The cash-based performance awards have two-year performance periods and pay out in two annual installments after completion of the performance period. The Committee believes a two-year performance period is more effective in driving Company performance and initiatives, and that payout of earned cash awards over two years after completion of the performance period provides retention incentive.

In April 2012, the Committee awarded Fiscal 2013 – 2014 cash-based performance awards to our Chief Executive Officer with a value of $1,200,000 at target, and our Other Named Executive Officers awards with values ranging from $134,913 to $540,000 at target. These awards are end-to-end awards, will only be granted every other year, and reflect approximately 71% and 74% of the total long-term incentive compensation opportunity granted during fiscal 2013 for our Chief Executive Officer and Other Named Executive Officers, respectively. Our Company will not issue Fiscal 2015 – 2016 cash-based performance awards until completion of the Fiscal 2013 – 2014 award cycle.

•

Total Direct Compensation. Fiscal 2013 total direct compensation (base salary, actual annual cash incentives earned for fiscal 2013 performance, and long-term incentives granted in fiscal 2013) for our Chief Executive Officer was 10% lower than fiscal 2012 because his fiscal 2012 total direct compensation included one-time new hire equity awards intended to replace a portion, but not all, of the compensation earned at his previous employer that he forfeited when he joined our Company. Fiscal 2013 total direct compensation for our Other Named Executive Officers was lower than fiscal 2012 because the fiscal 2013 annual cash incentives paid out at 184.7% of target as compared to 200% of target for fiscal 2012.

Overview of Primary Compensation Elements

The table below provides an overview of the three primary compensation elements used in our executive compensation program.

Compensation Element	Objective	How Determined	Market Positioning(1)	How Impacted by Performance
Base Salary	Attract and retain executives by offering pay programs that are competitive with the market.	Annual subjective assessment of executive leadership and individual performance, experience, tenure, competitive market data, internal equity among positions with similar responsibilities, and executive potential.	Targeted to be around the 50th percentile relative to competitive market practices.	Based on individual performance.
Annual Cash Incentive Compensation	Provide incentive for achievement of pre-defined annual Company performance results.

For target bonus award opportunity percentages – competitive market data and trends and internal equity among positions with similar responsibilities.

For actual bonus payouts – performance against pre-established criteria in our annual cash incentive plan.

Target level performance results in target total cash compensation (base salary plus annual cash incentive compensation) that is generally at or below the 50th percentile.

Above target performance results in maximum total cash compensation that is slightly above the 50th percentile.

Below target performance results in threshold total cash compensation that is generally at or below the 25th percentile.

Payout dependent on achievement of Company financial performance goals.
Long-Term Incentive Compensation: • Time-Based Restricted Stock and • Cash-Based Performance Awards	Align the interests of executives with shareholders and to focus on long-term sustained performance. Create appropriate retention incentives.	Company performance, annual subjective assessment of achievement of individual business objectives, market data and trends, internal equity among positions with similar responsibilities and executive potential.	Targeted generally to be at or slightly above the 50th percentile for target performance and up to the 75th percentile for maximum performance.	Increase in our common stock price increases the value of the time-based restricted stock awards. Payout of cash-based performance awards is dependent on achievement of two-year financial goals.

(1)	Actual pay levels may be above or below the targeted level depending on all of the factors outlined in the “How Determined” column of the table.

Compensation Process

Our compensation program is evaluated annually taking into consideration changes to our business strategy, the economy and our competitive marketplace. The Committee reviews a compensation “tally sheet,” which lists total direct compensation (base salary, annual cash incentive compensation and long-term incentive awards), perquisites, other elements of executive compensation, broad-based employee benefits and wealth accumulation through Company equity and retirement plans for our Named Executive Officers. The compensation tally sheet is one of many factors used by the Committee to make individual compensation decisions.

The Committee does not generally consider compensation earned in prior years in establishing the elements and levels of compensation for the current fiscal year. However, the Committee does assess historical pay and performance to ensure continued alignment of pay and performance. The Committee also considers the annual performance evaluations of our Named Executive Officers and reviews its compensation consultant’s independent analyses of compensation for our Named Executive Officers and other executive officers and senior management based on comparable positions using both published survey sources and company peer group data to determine our competitive positioning relative to the markets where we recruit. Our Chief Executive Officer makes recommendations to the Committee on compensation for our other Named Executive Officers, but does not participate in the determination of his own compensation.

The Committee makes the annual grant of long-term equity awards to executives primarily at its regularly scheduled meeting held during our Company’s first quarter of each fiscal year. The exact date of such meeting is generally established by the Committee more than a year in advance of the meeting.

Annually, the performance of each of our Named Executive Officers is evaluated based on a subjective assessment of (i) his or her executive leadership and (ii) achievement of agreed-upon individual business objectives for the just-completed fiscal year. The annual performance evaluation of our Chief Executive Officer is conducted by our Nominating and Corporate Governance Committee, with all non-employee directors participating in the performance evaluation. The results of the Chief Executive Officer’s annual performance evaluation are reported to and reviewed by the Committee and our full Board. Our Chief Executive Officer conducts or participates in the annual performance evaluation of our Other Named Executive Officers, reviews the results with members of the Committee, and makes recommendations to the Committee on compensation for our Other Named Executive Officers.

The Role of Shareholder Vote on Say on Pay Proposal

Our Company provides our shareholders with the opportunity to cast an advisory vote on our Say on Pay Proposal annually. At our Company’s annual meeting of shareholders held on June 21, 2012, 67.5% of the votes cast on the Say on Pay Proposal were voted in favor of the proposal, compared to a 96.8% favorable vote at the meeting held on June 22, 2011. Our Company had not made any significant changes to our executive compensation program between fiscal 2011 and 2012. Our Company reviewed the vote recommendations of proxy advisory firms for our 2012 Annual Meeting of Shareholders and had conference calls and other communications with the proxy advisory firm making an “Against” vote recommendation to fully understand the basis for such recommendation. In addition, our Company’s management met with various investors throughout the year, and no executive compensation concerns were raised by the investors with whom they met. Based on these actions, the Committee believes the vote on our Company’s Say on Pay Proposal at our 2012 Annual Meeting of Shareholders was adversely impacted in large part due to the new hire equity awards provided to Mr. Puishys when he joined our Company, which were intended to replace a portion, but not all, of the compensation earned at his prior employer that he forfeited when he joined our Company, and our Company’s financial performance during fiscal 2011.

Since Mr. Puishys joined our Company as Chief Executive Officer and President, our shareholders have seen an increase of approximately 98% in one-year total shareholder return for fiscal 2013, Mr. Puishys’ first fiscal year as Chief Executive Officer, and substantial increases in our overall financial performance. For fiscal 2013, Mr. Puishys participated in the same compensation program as our Other Named Executive Officers, with 62% of his compensation awarded in fiscal 2013 being performance-based and lower levels of long-term equity incentives as compared to fiscal 2012. The Committee will continue to take into account the outcome of our Company’s Say on Pay Proposal when making future compensation decisions.

Consulting Assistance, Competitive Market and Compensation Positioning

Compensation Consultant Independence. In fiscal 2013, the Committee retained the services of Pearl Meyer & Partners (“PM&P”) to assist with the review of overall compensation for our executive officers, as well as the review of our proxy statement disclosure regarding executive compensation. PM&P reports directly to the Committee and the Committee can replace PM&P or hire additional consultants at any time. In fiscal 2013, PM&P attended all Committee meetings in person or by telephone, including executive sessions as requested, and consulted frequently with the Chair of the Committee between meetings.

As required under the Dodd-Frank Act, the Committee has analyzed whether the work of PM&P as its compensation consultant raises any conflict of interest, taking into consideration the following factors under this rule: (i) PM&P does not provide any other services to our Company; (ii) the amount of fees from our Company paid to PM&P is less than 1% of PM&P’s total revenue; (iii) PM&P’s policies and procedures were designed to ensure independence; (iv) PM&P does not have any business or personal relationship with an executive officer of our Company; (v) PM&P does not have any business or personal relationship with any member of the Committee; and (vi) neither PM&P, nor any member of its consulting team, owns any stock of our Company. The Committee has determined, based on its analysis of the above factors, that PM&P is independent of our Company and the work of PM&P and the individual compensation advisors employed by PM&P as compensation consultants to the Committee has not created any conflict of interest. The Committee will continue to monitor the independence of its compensation consultant on an annual basis.

Competitive Market. The Committee relies on its independent compensation consultant to help define the appropriate competitive market using a combination of peer group companies and surveys of manufacturing and general industry executive compensation identified by its compensation consultant. The information on the competitive market is used by the Committee:

•	As an input in developing base salary ranges, annual cash incentive targets and long-term incentive ranges;
•	To benchmark the form and mix of long-term awards;
•	To benchmark overhang levels (dilutive impact on our shareholders of equity compensation) and annual burn rate (the aggregate shares awarded as a percentage of total outstanding shares);
•	To assess the competitiveness of total direct compensation awarded to our Named Executive Officers and certain of our other executives; and
•	As an input in designing our compensation plans and philosophy.

The selection criteria identified for determining and reviewing our Company’s peer group generally include:

•	Companies with revenue within a similar range (0.33 to 2.0 multiple).
•	Companies with market capitalization within a similar range (0.33 to 2.0 multiple).
•	Companies with market capitalization to revenue ratio of greater than 0.5.
•	Companies in the same or similar GICS code.

•	Companies with business model similarity, which may include the following:

-	Coatings for special purposes (e.g., protective, UV, etc.),
-	Construction materials, primarily for commercial or industrial application,
-	Specialized/customized product lines,
-	Heavy-duty manufacturing operations and project-directed manufacturing,
-	Project-based businesses,
-	Green product or service initiatives, and
-	Revenues generated primarily in the United States (greater than 60%).
•	Companies in the same geographic location (to a lesser degree).
•	Companies included in the prior-year peer group, to help ensure year-over-year consistency (where appropriate).

During the third quarter of fiscal 2012, using the selection criteria outlined above, the Committee, with the assistance of its independent compensation consultant, identified a peer group consisting of the 15 companies listed below. Each company selected met at least three of the selection criteria. During fiscal 2013, the Committee reevaluated and confirmed this 15-company peer group remains appropriate for compensation purposes. Three of the 15 companies in our compensation peer group have the same six-digit GICS code as our Company (201020).

Company	GICS Code
Aegion Corp.	201030
Azz incorporated	201040
CLARCOR, Inc.	201060
Columbus McKinnon Corporation	201060
Daktronics, Inc.	452030
Eagle Materials Inc.	151020
EnPro Industries, Inc.	201060
H.B. Fuller Company	151010
Graco Inc.	201060
Griffon Corporation	201020
Lydall, Inc.	201060
NCI Building Systems, Inc.	201020
Quaker Chemical Corporation	151010
Quanex Building Products Corporation	201020
Tennant Company	201060

Fiscal 2013 Compensation Actions

Fiscal 2013 Annual Performance Evaluations. The performance during fiscal 2013 of each of our Named Executive Officers was evaluated based on a subjective assessment of (i) his or her executive leadership and (ii) achievement against his or her individual business objectives for fiscal 2013. Below is certain information regarding each Named Executive Officer’s individual business objectives for fiscal 2013 and accomplishments against those objectives.

•

Mr. Puishys. Mr. Puishys’ individual business objectives for fiscal 2013 were based on the following: financial performance, geographic expansion, intellectual property strategy, organizational development and new product introductions. During fiscal 2013, our Company had net sales growth of 6% over fiscal 2012, and earnings per share of $0.66, a 288% increase over fiscal 2012, and improved days working capital by three days. Mr. Puishys led the domestic geographic expansion of our Architectural Services segment and storefront business in our Architectural Framing Systems segment, our Large-Scale Optical Technologies segment’s expansion into new international picture framing markets, and drove the introduction of new products in all four segments. In addition, Mr. Puishys led our hiring of a senior executive to lead our company-wide continuous improvement and Lean manufacturing initiatives to drive year-over-year operational improvements and further expanded our leadership development program.

•

Mr. Porter. Mr. Porter’s individual business objectives for fiscal 2013 were based on the following: financial and operational performance, geographic expansion, organizational development, execution of our company-wide enterprise resource planning system implementation, and strategy and business development. During fiscal 2013, net sales and earnings per share exceeded our fiscal 2013 annual operating plan and days working capital improved by three days. Mr. Porter led initiatives for our amended and restated $100,000,000 revolving credit facility on attractive terms and our first analyst investor day; provided support for domestic geographic expansion in our Architectural Services segment and storefront business in our Architectural Framing Systems segment, our Large-Scale Optical Technologies segment’s expansion into new picture framing markets in Europe and certain other international markets, and our Company’s incremental energy retrofit initiative; and established a mergers and acquisitions pipeline process for our Company and our business units.

•

Ms. Beithon. Ms. Beithon’s individual business objectives for fiscal 2013 were based on the following: compliance, corporate governance, litigation and claim management, and support for growth initiatives. Ms. Beithon led increased compliance training in the areas of the Foreign Corrupt Practices Act, international operations, export controls and government contracting; implementation of a board portal for our Board and management; analysis of our Company’s Say on Pay Proposal vote at our 2012 Annual Meeting of Shareholders; and favorable resolutions of various claim and litigation matters. She also provided legal support for domestic geographic expansion by our Architectural Services segment and storefront business in our Architectural Framing Systems segment and other growth initiatives.

•	Mr. Klein. Mr. Klein’s individual business objectives for fiscal 2013 were based on the following: cost productivity savings, continuous improvement and Lean manufacturing training and implementation initiatives, procurement practices and organizational development. During fiscal 2013, Mr. Klein led cost productivity savings initiatives that exceeded our fiscal 2013 goal, established monthly reporting of cost productivity savings, launched Lean manufacturing training and project initiatives at all our business units, developed a Lean scorecard for each of our business units, implemented various procurement improvements, and led the redesign of our management trainee program.

•

Mr. Johnson. Mr. Johnson’s individual business objectives for fiscal 2013 were based on the following: treasury management, enterprise risk management, credit facility management, real estate portfolio management and retirement plan management. During fiscal 2013, Mr. Johnson negotiated our amended and restated $100,000,000 revolving credit facility on attractive terms and $4,300,000 of operating leases at attractive rates, drove initiatives to reduce days working capital by three days, and led efforts to secure significant state and local incentives in connection with facility and equipment investments in our Architectural Glass segment and storefront business in our Architectural Framing Systems segment.

Base Salary. Base salary reflects a fixed portion of the overall compensation package and is the base amount from which other compensation elements are determined, such as target annual cash incentive opportunities, long-term incentive compensation award opportunities, benefits and retirement savings opportunities. Because several other elements of compensation are driven by base salary, the Committee is careful to set the appropriate level of base salary.

Base salaries for our Named Executive Officers are individually determined by the Committee. There are three situations that may warrant adjustment to base salary:

•	Annual merit increases
•	Promotions or changes in role or responsibilities
•	Market adjustments

The Committee awarded to our Named Executive Officers merit increases between 3.0% and 5.0% for fiscal 2013 and 2.5% and 6.3% for fiscal 2014. Below is information on the base salaries of our Named Executive Officers for fiscal 2013 and fiscal 2014.

Base Salary

Name	Fiscal 2013 Base Salary ($)	Percent Increase in Fiscal 2013 (%)	Percentile in the Competitive Market (%)	Fiscal 2014 Base Salary ($)	Percent Increase in Fiscal 2014 (%)	Percentile in the Competitive Market (%)
Joseph F. Puishys	630,000	5.0	40	670,000	6.3	45
James S. Porter	375,000	4.0	60	384,375	2.5	60
Patricia A. Beithon	294,000	3.0	40	301,400	2.5	35
John A. Klein	240,000	N/A	40	246,000	2.5	40
Gary R. Johnson	204,413	3.0	55	210,545	3.0	50

Annual Cash Incentive Compensation. Annual cash incentive awards are designed to reward short-term performance results and the metrics are generally objective financial goals based on the annual operating plan approved by our Board of Directors. For fiscal 2013, annual cash incentive awards to our Named Executive Officers were made pursuant to our shareholder-approved Apogee Enterprises, Inc. 2012 Executive Management Incentive Plan (the “Executive MIP”), as described below.

Executive MIP. Our Executive MIP was adopted to ensure the tax deductibility of the annual cash incentive compensation that may be earned by our Named Executive Officers. Our Executive MIP is designed to be an annual bonus “pool” plan. Each fiscal year, the Committee establishes a bonus pool equal to a percentage of one or more performance factors from a list of approved factors set forth in our Executive MIP. Our Company must meet the selected performance factor for the bonus pool in order for a bonus pool to be funded to allow for any actual payout under the plan.

Each fiscal year, the Committee selects the executives of our Company who will participate in our Executive MIP for that year and assigns a percentage of the bonus pool to each participating executive, with the total percentage not to exceed 100% of the bonus pool for any given fiscal year. The percentage of the bonus pool assigned to each participating executive establishes the maximum annual cash incentive award payout for that individual participant for the current fiscal year; however, no one individual payout can exceed $3,000,000 in any given fiscal year.

The actual annual cash incentive awards to be paid to participants after the annual bonus pool has been established may be adjusted downward based on the achievement of one or more additional predetermined, objective performance goals based on the annual operating plan approved by our Board of Directors. At least one of the additional predetermined, objective performance goals must be met at the threshold level in order for any annual cash incentive to be paid to an executive. In addition, if our Company is not profitable, no annual cash incentives will be paid even if the other goals are at or above threshold.

Generally, if the threshold performance level for all financial goals is achieved, 50% or less of the target award will be paid; if target performance level for all financial goals is achieved, 100% of the target award will be paid; and if maximum performance level for all annual financial goals is achieved, 200% of the target award will be paid. If threshold performance level for only one financial metric is achieved and threshold performance is not achieved for any of the other financial goals, less than 50% of the target award will be paid based on the weighting allocated to that specific financial performance goal. For any performance between these levels, awards will be interpolated. The Committee has the discretion to further reduce payouts under our Executive MIP as appropriate.

Fiscal 2013 Annual Cash Incentive Payouts. The performance factor used to establish the fiscal 2013 bonus pool under our Executive MIP was Apogee operating income. The performance goals used for fiscal 2013 awards for annual cash incentive awards made pursuant to our Executive MIP for our Named Executive Officers were a combination of Apogee net sales, earnings per share (“EPS”) from continuing operations, and days working capital. The tables below set forth certain information with respect to the performance goals for 2013 annual cash incentive awards and award payout ranges as a percentage of fiscal 2013 salary for our Named Executive Officers.

Fiscal 2013 Annual Cash Incentive Performance Levels

Performance Goal	Threshold	Target	Maximum	Actual Performance
Net Sales	$667,500,000	$688,800,000	$712,800,000	$700,224,000
EPS from Continuing Operations	$0.30	$0.50	$0.65	$0.66
Days Working Capital	50.2 days	47.2 days	43.3 days	44.2 days

Fiscal 2013 Annual Cash Incentive Compensation Ranges

Name	Threshold Payout as a Percentage of Salary (%)(1)	Target Payout as a Percentage of Salary (%)(2)	Maximum Payout as a Percentage of Salary (%)(3)
Joseph F. Puishys	5.00	100.00	200.00
James S. Porter	3.00	60.00	120.00
Patricia A. Beithon	2.50	50.00	100.00
John A. Klein(4)	1.68	33.67	67.34
Gary R. Johnson	1.25	25.00	50.00

(1)

Assumes threshold performance level is achieved for only the performance goal with the lowest weighting and is not achieved for any other performance goals. If actual results are below threshold performance level for all performance goals, the payout will be zero.

(2)	Assumes target performance level is achieved for all performance goals.

(3)	Assumes maximum performance level is achieved for all performance goals.

(4)	Mr. Klein joined our Company on April 30, 2012, and his fiscal 2013 annual cash incentive payout percentages have been prorated for the portion of fiscal 2013 that he was our employee.

For fiscal 2013, short-term compensation, which includes base salary and actual annual cash incentive earned for each of our Named Executive Officers ranged from greater than the 75th percentile for our Chief Executive Officer and from the 55th to greater than the 75th percentile for our Other Named Executive Officers, based on data provided by the Committee’s independent compensation consultant. The amounts of the fiscal 2013 annual cash incentive award payouts as determined by the Committee are also disclosed in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” on page 46. Information regarding the payout of the fiscal 2013 annual cash incentive awards for our Named Executive Officers is set forth in the following chart.

Fiscal 2013 Annual Cash Incentive Compensation Payouts

	Performance Metrics		Potential Payout		Actual Payout
Name	Metric	Weight- ing (%)	Target Payout as a Percent of Salary (%)	Target Payout Level ($)	Percen- tage of Target (%)	Guideline Amount ($)	Approved Payout Amount ($)(1)	Percent Of Salary (%)
Joseph	Net Sales	25	25.00	157,500	147.60	232,470	239,740	38.05
F.	EPS from Cont. Ops.	65	65.00	409,500	200.00	819,000	844,613	134.07
Puishys	Days Working Capital	10	10.00	63,000	177.95	112,140	115,647	18.36

		100	100.00	630,000	184.70	1,163,610	1,200,000	190.48
James	Net Sales	25	15.00	56,250	147.60	83,025	83,025	22.14
S.	EPS from Cont. Ops.	65	39.00	146,250	200.00	292,500	292,500	78.00
Porter	Days Working Capital	10	6.00	22,500	177.95	40,050	40,050	10.68

		100	60.00	225,000	184.70	415,575	415,575	110.82
Patricia	Net Sales	25	12.50	36,750	147.60	54,243	54,243	18.45
A.	EPS from Cont. Ops.	65	32.50	95,550	200.00	191,100	191,100	65.00
Beithon	Days Working Capital	10	5.00	14,700	177.95	26,166	26,166	8.90

		100	50.00	147,000	184.70	271,509	271,509	92.35
John	Net Sales	25	8.42	20,201	147.60	29,817	29,817	12.42
A.	EPS from Cont. Ops.	65	21.88	51,522	200.00	105,044	105,044	43.76
Klein	Days Working Capital	10	3.37	8,080	177.95	14,383	14,383	6.00

		100	33.37	80,803	184.70	149,244	149,244	62.18
Gary	Net Sales	25	6.25	12,776	147.60	18,867	18,867	9.23
R.	EPS from Cont. Ops.	65	16.25	33,217	200.00	66,434	66,434	32.50
Johnson	Days Working Capital	10	2.50	5,110	177.95	9,097	9,097	4.45

		100	25.00	51,103	184.70	94,398	94,398	46.18

(1)

The individual Approved Payout Amount for each of our Named Executive Officers is less than the maximum allocation of the bonus pool under our Executive MIP for such individual. Therefore, all Approved Payout Amounts for our Named Executive Officers are fully deductible under Section 162(m) of the U.S. Internal Revenue Code of 1986.

Long-Term Incentive Compensation. We utilize two instruments to deliver long-term incentive compensation each year. The mix of long-term incentive instruments is determined annually by the Committee. Beginning in fiscal 2013, the mix of long-term incentive compensation for our Named Executive Officers was time-based restricted stock awards and cash-based performance awards, which are issued only in the first year of each two-year performance cycle.

Time-Based Restricted Stock Awards. Each year, the Committee determines a fixed dollar value of the time-based restricted stock award for each executive for the just-completed fiscal year. The Committee begins its deliberations with a targeted fixed dollar value, as a percentage of base salary, which is based on competitive levels of total direct compensation for comparable positions in the competitive market, based on data provided by the Committee’s independent compensation consultant. The Committee determines a final fixed dollar value for each of our Named Executive Officers after considering the subjective evaluation of each of our Named Executive Officers’ performance against his or her individual business objectives. The time-based restricted stock awards will generally vest in three equal annual installments commencing on the first anniversary date of the award.

The Committee determined that Messrs. Puishys, Porter and Johnson and Ms. Beithon had substantially met his or her individual business objectives for fiscal 2012 and awarded our Named Executive Officers time-based restricted stock on April 26, 27 and 30, 2012 as set forth below. Mr. Klein’s time-based restricted stock awards were made when he joined our Company on April 30, 2012.

Fiscal 2013 Restricted Stock Awards

Name	Time-Based Restricted Stock Awarded (#)	Value of Award ($)(1)	Percentage of Fiscal 2013 Salary (%)	Grant Price ($)
Joseph F. Puishys(2)	32,510	500,004	79	15.38
James S. Porter(3)	12,936	188,995	50	14.61
Patricia A. Beithon(4)	10,142	148,175	50	14.61
John A. Klein(5)	4,688	72,008	30	15.36
Gary R. Johnson(6)	3,386	49,469	24	14.61

(2)

The value of the award was calculated by multiplying the number of shares of restricted stock by the closing price of our common stock on the NASDAQ Global Select Market on the date of grant, which for Mr. Puishys was $15.38 on April 27, 2012; for Messrs. Porter and Johnson and Ms. Beithon was $14.61 on April 26, 2012; and for Mr. Klein was $15.36 on April 30, 2012, when he joined our Company.

(3)

Mr. Puishys’ individual business objectives for fiscal 2012 were based on financial and operational performance, net sales growth, strategy development, executive leadership development, research and development, growth through geographic expansion and new product introduction and organizational development.

(4)

Mr. Porter’s individual business objectives for fiscal 2012 were based on financial and operational performance, strategy and business development, succession planning and execution of our company-wide enterprise resource planning system implementation.

(5)	Ms. Beithon’s individual business objectives for fiscal 2012 were based on corporate governance and compliance, litigation and claim management, and support for growth initiatives.

(6)

In addition to the restricted stock award included in the table above, Mr. Klein received a special, one-time new hire restricted stock award of 10,000 shares of our common stock on April 30, 2012, the date he joined our Company.

(7)

Mr. Johnson’s individual business objectives for fiscal 2012 were based on enterprise risk management, safety, working capital, cash and foreign exchange management, credit facility management, tax strategy and real estate portfolio management.

Cash-Based Performance Awards. In fiscal 2013, our Company introduced the cash-based performance awards which provide cash-based long-term incentive awards to focus executives on achievement of specific two-year financial performance goals that are aligned with business fundamentals. The cash-based performance awards are designed to reward sustainable, profitable growth consistent with our strategic plan. Generally, cash-based performance awards are made in the first fiscal quarter of the first fiscal year of the two-year performance period. The two-year performance periods do not overlap (e.g., there will be no cash-based performance awards made in fiscal 2014, because the fiscal 2013 – 2014 performance period has not concluded).

The Committee believes that a two-year performance cycle provides the necessary line of sight to set realistic targets aligned with our Company’s objectives. Non-overlapping cycles avoid the potential confusion associated with different targets on the same metric in the same year. To promote retention, 50% of the earned award is paid in the first quarter of the year following completion of the performance cycle and the remaining 50% is paid one year later (approximately three years after commencement of the performance cycle), with each payment contingent on the executive being employed by our Company on the date the payment is made.

The fiscal 2013 – 2014 cash-based performance awards have three equally weighted financial metrics: (i) average return on invested capital (“ROIC”), (ii) cumulative EPS and (iii) cumulative net sales.

The Committee determines the dollar value of cash-based performance awards granted to each participating executive at the threshold, target and maximum performance levels based on consideration of individual performance, our Company performance, market data and trends, internal equity, executive potential and input from our Chief Executive Officer with respect to our Other Named Executive Officers and other participating executives. The dollar value is determined as a percentage of base salary.

The Committee determined the dollar value for the cash-based performance awards as a percentage of base salary at the threshold, target and maximum award levels for each of our Other Named Executive Officers on April 26, 2012, and for our Chief Executive Officer on April 27, 2012.

Fiscal 2013 – 2014 Cash-Based Performance Awards

	Amount of Cash Payment Subject to Award
Name	Measuring Period (Fiscal Years)	Threshold Award Amount ($)	Target Award Amount ($)	Maximum Award Amount ($)	Annualized Target Award Amount ($)(1)
Joseph F. Puishys	2013 – 2014	600,000	1,200,000	2,400,000	600,000
James S. Porter	2013 – 2014	270,000	540,000	1,080,000	270,000
Patricia A. Beithon	2013 – 2014	211,680	423,360	846,720	211,680
John A. Klein(2)	2013 – 2014	108,000	216,000	432,000	108,000
Gary R. Johnson	2013 – 2014	67,457	134,913	269,826	67,457

(1)

Since the fiscal 2013 – 2014 cash-based performance awards are end-to-end awards, our Company will not issue fiscal 2014 – 2015 cash-based performance awards. The annualized target award amount is 50% of the target award.

(2)	Mr. Klein joined our Company on April 30, 2012 and his fiscal 2013 – 2014 cash-based incentive award was prorated for the portion of fiscal 2013 that he was our employee.

Fiscal 2011 – 2013 Performance Share Unit Payouts. Prior to fiscal 2013, we utilized performance share unit awards as a long-term incentive vehicle. When we implemented the cash-based performance awards in fiscal 2013, we discontinued the issuance of performance share unit awards; however, the fiscal 2011 – 2013 and fiscal 2012 – 2014 performance share unit awards remained outstanding.

Performance share units represent the right to receive shares of our common stock at the end of the three-year performance period depending upon actual performance achieved over that period. If we perform better than the target level, more performance share units will vest.

Likewise, if we perform below the target level, fewer or no performance share units will vest. Until issuance of the shares at the end of the three-year performance period, a participant has no voting rights, but dividends or other distributions (whether cash, stock or otherwise) accrue during the three-year performance period and will be paid only on the shares earned at the end of the performance period when such shares are issued.

The threshold, target and maximum goals and the payout of the fiscal 2011 – 2013 performance share unit awards are set forth in the tables below.

Fiscal 2011 – 2013 Performance Share Unit Awards Payout Metrics and Payout Percentages

Performance Metric	Weight (%)	Threshold (50%)	Target (100%)	Maximum (200%)	Actual Performance	Percentage Earned (%)	Percentage Payout (%)
Average ROIC	33-1/3	2.30%	3.30%	5.70%	0.60%	—	—
Cumulative EPS	33-1/3	$0.83	$1.33	$2.13	$0.47	—	—
Market Share Growth(1) (33-1/3%)
Architectural Segments	28-1/3	0.00%	3.00%	6.00%	12.10%	200.00	56.67
Large-Scale Optical Technologies Segment	5	37.00%	39.00%	40.00%	36.60%	—	—

							56.67

(1)

For our Architectural Glass, Architectural Framing Systems and Architectural Systems segments (collectively referred to as the “Architectural Segments”), the target for growth at the end of the performance period was set at 3.0% above market growth (or 3.0% less than the market decline) in the U.S. commercial construction market for the performance period as reported in the McGraw-Hill report. The McGraw-Hill report is an industry report regarding growth in the construction industry, which is adjusted for the number of months by which our Architectural Segments lag the general commercial construction industry. The Committee relies on the McGraw-Hill report published just prior to the Committee meeting at which the payout is determined. The target for Large-Scale Optical Technologies segment value-added picture framing glass and acrylic growth was pre-set at a 39.0% increase in market share.

Fiscal 2011 – 2013 Performance Share Unit Payout

Name	Target Level of Performance Share Units (#)	Percentage Payout (%)	Total Performance Share Unit Payout (#)	Market Value of Total Performance Share Unit Payout ($)(1)
Joseph F. Puishys	N/A	N/A	N/A	N/A
James S. Porter	19,166	56.67	10,861	276,738
Patricia A. Beithon	15,165	56.67	8,594	218,975
John A. Klein	N/A	N/A	N/A	N/A
Gary R. Johnson	4,833	56.67	2,739	69,790

(1)

Market value of the total performance share unit payout is calculated by multiplying the closing price ($25.48) of our common stock on the NASDAQ Global Select Market on April 30, 2013, the date the Committee approved the final award, by the number of performance share units earned.

Fiscal 2013 Total Direct Compensation Mix. Total direct compensation for fiscal 2013 for our Named Executive Officers includes base salary, actual fiscal 2013 annual cash incentive compensation earned, restricted stock awards made in April 2012 (during fiscal 2013), and payout of the fiscal 2011 – 2013 performance share units. This averaged slightly below the 63rd percentile, based on data provided by the Committee’s independent compensation consultant.

The charts on the right illustrate the actual mix of compensation earned for fiscal 2013. For our Named Executive Officers, it includes base salary, annual cash incentive compensation earned, the time-based restricted stock awarded in April 2012, and payout of the Fiscal 2011 – 2013 performance share unit awards on April 30, 2013.

Other Benefit Programs. Executive officers, including our Named Executive Officers, are eligible to participate in our current benefit plans listed below.

•

Deferred Compensation Plans – Our executive officers may participate in voluntary non-qualified deferred compensation plans that allow participants to defer compensation to assist in saving for retirement and certain short-term needs. These plans are described under the headings “2011 Deferred Compensation Plan” and “Legacy Deferred Compensation Plan” on page 55.

•

Legacy SERP – Prior to fiscal 2009, we provided a non-qualified defined benefit retirement compensation plan to certain executive officers. Our Legacy SERP was frozen in October 2008. Only two current employees are participants. This plan is described under the heading “Legacy Officers’ Supplemental Executive Retirement Plan” on page 53.

•

Other Benefits – Executive officers may participate on the same terms as all other employees in our 401(k) Retirement Plan, which is described under the heading “401(k) Retirement Plan” on page 55, and our employee stock purchase plan, which allows participants to purchase shares of our Company’s common stock by contributing up to $500 per week, with our Company contributing an amount equal to 15% of the participant’s weekly contributions. Executive officers also receive the same health and welfare benefits as those offered to all other full-time employees, with the exception that we offer enhanced long-term disability benefits to our executive officers.

•

Perquisites – Generally, the only perquisites we make available to our Named Executive Officers are reimbursement of financial and estate planning fees of up to $2,000 annually, enhanced long-term disability benefits and payment of relocation expenses.

Transitional Employment Agreement with Our Chief Executive Officer

On August 5, 2011, Mr. Puishys and our Company entered into a transitional employment agreement setting forth the terms pursuant to which Mr. Puishys will serve as our Chief Executive Officer. The terms of Mr. Puishys’ transitional employment agreement were previously disclosed in our Current Report on Form 8-K filed with the SEC on August 8, 2011. The transitional employment agreement has a three-year term ending on August 22, 2014 (the “Term”) and provides that Mr. Puishys is entitled to:

•	A base salary, initially in the amount of $600,000 per year;
•	The signing bonus described below;
•

Participate in our Company’s annual incentive plan beginning in fiscal 2013, pursuant to which his target incentive bonus shall be an amount equal to 100% of his annual base salary for that fiscal year;

•

A time-based restricted stock award that vests in equal annual increments over a three-year period, to be awarded in fiscal 2013, the target value of which shall be $400,000 and the actual award of which could be between 100% and 160% of the target award value, depending on achievement of certain business objectives for fiscal 2012;

•

A performance share unit award with respect to the 2013 – 2015 fiscal year performance cycle, the target value of which shall be $600,000 and the actual value of the shares to be awarded pursuant to which could be between 0% and 200% of the target award value, depending on the achievement of certain business objectives over the three-year period; (Mr. Puishys accepted a fiscal 2013 – 2014 cash-based performance award in lieu of a performance share unit award.); and

•	Reimbursement of up to $25,000 for legal counsel and other adviser fees incurred by Mr. Puishys in connection with the negotiation and execution of the transitional employment agreement.

In connection with Mr. Puishys’ commencement of employment with our Company, and to replace a portion, but not all, of the compensation earned at his previous employer that he forfeited when he joined our Company, Mr. Puishys received the following as a signing bonus:

•	A special, one-time cash bonus in the amount of $500,000, paid to Mr. Puishys on May 11, 2012, after the end of fiscal 2012;
•

A special, one-time new hire award of 155,875 shares of time-based restricted stock of our Company valued at $1,300,000 on August 22, 2011, which will vest in equal annual increments over a five-year period beginning on August 22, 2011;

•

A special, one-time new hire award of options to purchase 450,512 shares of our Company’s stock, valued using a Black-Scholes valuation at $1,300,000 on August 22, 2011, which will vest in equal annual increments over a three-year period beginning on August 22, 2011; and

•	A special, one-time new hire award of 59,952 unrestricted shares of our Company’s common stock valued at $500,000 on August 22, 2011.

The special, one-time equity grant components of the signing bonus were made as “inducement grants” pursuant to NASDAQ rules such that the shares of our common stock issuable pursuant to such grants are not deducted from shares authorized under our 2009 Stock Incentive Plan.

The transitional employment agreement provides that, if Mr. Puishys’ employment is terminated during the term of the agreement by our Company without “Cause” (as defined in the employment agreement) or by him for “Good Reason” (as defined in the employment agreement), Mr. Puishys shall be entitled to severance equal in amount to three, two or one times the sum of Mr. Puishys’ annual base salary plus target annual bonus if the termination occurs prior to August 22, 2012, 2013 or 2016, respectively; a lump sum payment equal to an amount equivalent to the cost of insurance premiums sufficient to pay for the continuation of medical and dental insurance for the applicable severance period; and automatic acceleration of any unvested signing bonus equity awards.

The transitional employment agreement further provides that, if Mr. Puishys’ employment is terminated during the term because Mr. Puishys dies or becomes “Totally Disabled” (as defined in the employment agreement), Mr. Puishys or his spouse or estate, as the case may be, shall be entitled to any amounts due to Mr. Puishys for base salary through the date of termination and any other unpaid amounts to which Mr. Puishys is entitled as of the date of termination.

The transitional employment agreement also prohibits Mr. Puishys from competing with our Company or soliciting our employees to leave their employment for a period of two years after termination of his employment with our Company.

Change-in-Control Program

The Committee believes that offering a change-in-control program provides executive officers a degree of security in the event of a corporate transaction and allows for better alignment of executive officer and shareholder interests. Our change-in-control severance agreements contain a “double trigger” for change-in-control benefits, which means that there must be both a change-in-control of our Company and a termination of the executive’s employment for the provisions to apply, and do not provide for a tax gross-up payment with respect to excise tax liability, if any, under Internal Revenue Code Section 4999 related to Section 280G excess parachute payments. Our change-in-control severance agreements contain a “best-net-benefit” provision which provides that in the event that payments under the agreement trigger excise tax for the executive, the executive has the option to reduce the severance payment if the net benefit is greater than paying the excise tax himself or herself. Our Company has entered into change-in-control severance agreements with each of our Named Executive Officers. The Committee does not consider specific amounts payable under these arrangements when establishing annual compensation. See “Change-in-Control Severance Agreements” on page 58 and “Executive Benefits and Payments Upon Termination and Change-in-Control” on page 59 for more information on these arrangements.

Compensation Related Policies

Executive Stock Ownership Guidelines. We have had voluntary stock ownership guidelines for executives since 2001. The ownership guidelines are:

Position	Value of Common Stock to be Owned(1)
Chief Executive Officer and President	5 times base salary
Executive Vice Presidents, Chief Financial Officer and General Counsel	3 times base salary
Other Executive Officers	2 times base salary
Other Senior Corporate Executives	1 time base salary

(1)	Shares are valued based on the average closing price of our common stock for the fiscal year.

The Committee monitors compliance with our stock ownership guidelines annually. Each executive has five years from the date he or she becomes subject to the stock ownership guidelines to meet his or her ownership guideline. If an executive is promoted and the target is increased, an additional three-year period is provided to meet the ownership guideline. For purposes of calculating stock ownership, we include unvested shares of restricted stock and unearned performance share units at target level.

As of March 1, 2013, the last trading day of fiscal 2013, Messrs. Puishys, Porter and Johnson and Ms. Beithon had achieved their stock ownership guidelines. Mr. Klein, who joined our Company on April 30, 2012, is making progress to meeting his stock ownership guidelines within the required time period.

Hedging Policy. Our Board of Directors believes that the interests of our executive officers and employees and members of our Board of Directors should be aligned with the interests of our shareholders. As a result, we have adopted a hedging policy that prohibits all employees and members of our Board of Directors from engaging in the purchase or sale of financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of our Company’s securities.

Clawback Policy. Our Board of Directors intends to implement a clawback policy and will do so once the SEC finalizes its rules for such a policy, as required by the Dodd-Frank Act. At this time, we do not have a clawback policy.

Section 162(m) Policy

Under Section 162(m) of the U.S. Internal Revenue Code of 1986, we must meet specified requirements related to our performance and must obtain shareholder approval of certain compensation arrangements in order for us to fully deduct compensation in excess of $1,000,000 paid to any of our Named Executive Officers, excluding our Chief Financial Officer. Our Executive MIP was approved by our shareholders in 2012 and includes specific performance criteria; therefore, annual incentive awards granted under our Executive MIP are deemed to meet the requirements of Section 162(m) and are not included in the $1,000,000 cap.

Our 1997 Omnibus Stock Incentive Plan, our Amended and Restated 2002 Omnibus Stock Incentive Plan, and our 2009 Stock Incentive Plan have been approved by our shareholders. Therefore, compensation attributable to certain equity awards and other awards granted under those plans may be excluded from the $1,000,000 cap under Section 162(m) as well. Additionally, cash compensation voluntarily deferred by our executive officers under our 2011 Deferred Compensation Plan and Legacy Deferred Compensation Plan is not subject to the Section 162(m) cap until the year paid. Compensation paid in fiscal 2013 subject to the Section 162(m) cap is not expected to exceed $1,000,000 for any of our Named Executive Officers other than Mr. Puishys, whose compensation exceeded the $1,000,000 cap by $134,610, primarily due to the vesting of shares of a special, one-time new hire time-based restricted stock award that vests over a five year period beginning on August 22, 2011.

The Committee intends to continue its practice of paying competitive compensation consistent with our philosophy to attract, motivate and retain executive officers to manage our business in the best interests of our shareholders. As a result, the Committee may choose to provide non-deductible compensation to our executive officers if it deems such compensation to be in the best interests of our Company and shareholders.

Compensation Risk Analysis

During fiscal 2013, the Committee, with the assistance of its independent compensation consultant, assessed risk in our compensation plans, practices and policies, and all fiscal 2013 incentive compensation plans. In performing this risk assessment, the Committee considered the mix of fixed and variable compensation, the mix of short-term and long-term incentive compensation, the extent to which performance metrics are directly reflected in our audited financial statements or other objective reports, the relative weighting of the performance metrics, and the likelihood that achievement of performance metrics could have a material impact on our financial performance in succeeding fiscal periods. In addition, the Committee considered various compensation risk control mitigation features in our compensation plans, including balanced financial performance metrics, multiple financial performance metrics for our annual cash incentive and long-term equity incentive plans, different financial performance metrics for our annual cash incentive and long-term equity incentive plans, appropriate maximum caps on our annual cash incentive and long-term incentive plans, and management stock ownership guidelines. The Committee will annually assess the risk of our compensation programs, policies and practices. The Committee does not believe any of our Company’s compensation programs create risks that are reasonably likely to have a material adverse effect on our Company.

Summary Compensation Table

The following table sets forth the total compensation for services in all capacities for fiscal 2013, 2012 and 2011 awarded to our Named Executive Officers.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)(1)		Bonus ($)	Stock Awards ($)(2)		Option Awards ($)(3)	Non- Equity Incentive Plan Compen- sation ($)(4)	Change in Pension Value and Non- Qualified Deferred Compen- sation Earnings ($)(5)	All Other Compen- sation ($)(6)	Total ($)
Joseph F. Puishys	2013	625,961		—	500,004		—	1,200,000	—	78,381	2,404,346
Chief Executive Officer and President	2012	323,077	(7)	500,000	1,800,000	(8)	1,300,000	—	—	49,549	3,972,626
James S. Porter	2013	373,075		—	188,995		—	415,575	—	27,922	1,005,567
Chief Financial Officer	2012	367,637		—	431,108	(9)	—	432,840	—	16,211	1,247,796
	2011	355,710		—	446,689	(10)	—	—	—	28,122	830,521
Patricia A. Beithon	2013	292,842		—	148,175		—	271,509	34,295	30,575	777,396
General Counsel and Corporate Secretary	2012	290,888		—	352,066	(9)	—	285,400	110,859	19,758	1,058,971
	2011	283,798		—	354,807	(10)	—	—	30,164	30,781	699,550
John A. Klein(11)	2013	203,077		—	225,608		—	149,244	—	87,167	665,096
Senior Vice President, Operations and Supply Chain Management
Gary R. Johnson	2013	203,612		—	49,469		—	94,398	595	11,649	359,723
Vice President and Treasurer	2012	202,276		—	109,153	(9)	—	99,230	209	10,469	421,337
	2011	197,348		—	111,327	(10)	—	—	—	17,384	326,059

(1)

Our annual merit increases in salary are generally effective in May, the third month of our fiscal year. There were no merit increases for fiscal 2012; however, our fiscal 2012 was a 53-week year, which resulted in 53 weeks of base salary being earned by Messrs. Porter and Johnson and Ms. Beithon during that fiscal year.

(2)

The amounts shown in this column represent the grant date fair value of the time-based restricted stock awards made in fiscal 2013, 2012 and 2011 to our Named Executive Officers, the performance share unit awards made in fiscal 2012 and 2011, and the special one-time inducement awards of fully-vested shares of our Company’s common stock and time-based restricted stock made to Mr. Puishys on August 22, 2011, when he joined our Company. These amounts are calculated in accordance with FASB ASC Topic 718, based on the closing share price of our common stock on the date of grant. See Note 10 (Share-Based Compensation) to our fiscal 2013 Audited Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended March 2, 2013.

(3)

The amounts shown in this column represent the grant date fair value of options granted. In accordance with FASB ASC Topic 718, the grant date fair value for the awards has been determined using the Black-Scholes method and based on the assumptions set forth in Note 10 (Share-Based Compensation) to our fiscal 2013 Audited Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended March 2, 2013.

(4)

The amounts in this column represent the annual cash incentive awards to our Named Executive Officers pursuant to our Executive MIP for fiscal 2013 and our prior Executive MIP or individual annual cash incentive plan for fiscal 2012 and our prior Executive MIP for fiscal 2011. Our Executive MIP is discussed under the heading “Executive MIP” on page 35, and the awards made pursuant to such plan are discussed under the heading “Fiscal 2013 Annual Cash Incentive Payouts” on page 36 and “Grants of Plan-Based Awards” on page 49.

(5)

The following table shows each component of the “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” column for each of our Named Executive Officers for fiscal 2013, 2012 and 2011.

Name	Fiscal Year	Change in Pension Value ($)	Above Market Earnings on Amounts Deferred Pursuant to our Legacy Deferred Compensation Plan ($)
Joseph F. Puishys	2013	—	—
	2012	—	—
James S. Porter	2013	—	—
	2012	—	—
	2011	—	—
Patricia A. Beithon	2013	34,165	130
	2012	110,813	46
	2011	30,164	—
John A. Klein	2013	—	—
Gary R. Johnson	2013	—	595
	2012	—	209
	2011	—	—

(6)	The following table shows each component of the “All Other Compensation” column for each of our Named Executive Officers for fiscal 2013.

Name	Perquisites ($)	Company Contributions to Defined Contribution Plans ($)(a)	Dividends or Earnings on Stock Awards ($)(b)	Dividend Equivalents Paid on 2010 – 2012 Performance Share Units Earned	Relocation Assistance ($)	Total All Other Compensation ($)
Joseph F. Puishys	4,836(c)	11,338	62,207	—	—	78,381
James S. Porter	—	7,886	9,220	10,816	—	27,922
Patricia A. Beithon	2,228(d)	11,934	7,460	8,953	—	30,575
John A. Klein	719(e)	3,796	5,288	—	77,364(f)	87,167
Gary R. Johnson	773(e)	5,656	2,366	2,854	—	11,649

(a)

This column reports the amounts we set aside or accrued during fiscal 2013 under our 401(k) Retirement Plan as matching contributions on our Named Executive Officers’ contributions to such plan and under our employee stock purchase plan as a 15% matching contribution on our Named Executive Officers’ contributions to such plan. Such contribution amounts are set forth in the table below. Our Named Executive Officers are eligible to participate in our 401(k) retirement plan and employee stock purchase plan on the same basis as all eligible employees.

Name	401(k) Retirement Plan Matching Contributions ($)	Employee Stock Purchase Plan 15% Matching Contributions ($)
Joseph F. Puishys	11,338	—
James S. Porter	6,326	1,560
Patricia A. Beithon	8,814	3,120
John A. Klein	3,796	—
Gary R. Johnson	5,393	263

(b)	This column represents dividends paid on unvested restricted stock.

(c)	Includes $1,140 in premiums for enhanced long-term disability insurance, $1,696 for reimbursement of spousal travel and $2,000 for reimbursement of financial and estate planning fees.

(d)	Includes $1,112 in premiums for enhanced long-term disability insurance and $1,116 for reimbursement of financial and estate planning fees.

(e)	Includes premiums for enhanced long-term disability insurance.

(f)	Includes $59,652 in expenses relating to the sale of his home and purchase of a new home, $6,392 for temporary housing, $3,081 in commuting expenses and $8,239 in miscellaneous relocation expenses.

(7)	Mr. Puishys joined our Company as Chief Executive Officer and President on August 22, 2011, and his fiscal 2012 salary is only for the portion of the fiscal year that Mr. Puishys was our employee.

(8)

The amount includes the special, one-time new hire awards of 59,952 fully vested shares of our common stock with a grant date fair market value of $500,000 and 155,875 shares of time-based restricted stock with a grant date fair market value of $1,300,000, which vest in equal annual installments over five years.

(9)

The amounts include the grant date fair market value of the target payout amounts for the fiscal 2012 – 2014 performance share unit awards, which are as follows: Mr. Porter, $259,709; Ms. Beithon, $205,486; and Mr. Johnson, $65,486. The grant date fair market value of the maximum potential payout amounts for the performance share unit awards are as follows: Mr. Porter, $519,418; Ms. Beithon, $410,973; and Mr. Johnson, $130,972. Further information regarding the fiscal 2012 – 2014 performance share unit awards is included in the “Outstanding Equity Awards at 2013 Fiscal Year-End” table on page 50.

(10)

The amounts include the grant date fair market value of the target payout amounts for the fiscal 2011 – 2013 performance share unit awards, which are as follows: Mr. Porter, $259,699; Ms. Beithon, $205,486; and Mr. Johnson, $65,487. The grant date fair market value of the maximum potential payout amounts for the performance share unit awards are as follows: Mr. Porter, $519,399; Ms. Beithon, $410,972; and Mr. Johnson, $130,974. Further information regarding the fiscal 2011 – 2013 performance share unit awards is included in the “Outstanding Equity Awards at 2013 Fiscal Year-End” table on page 50.

(11)	Mr. Klein joined our Company as Senior Vice President, Operations and Supply Chain Management on April 30, 2012.

Grants of Plan-Based Awards

The following table sets forth information for our Named Executive Officers concerning (i) estimated possible payouts for fiscal 2013 annual cash incentive awards, (ii) estimated future payouts of the fiscal 2013 – 2014 cash-based performance awards made during fiscal 2013, and (iii) time-based restricted stock awards made during fiscal 2013.

Fiscal 2013 Grants of Plan-Based Awards
	Grant Date	Estimated Possible Payouts under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of	Grant Date Fair Value of Stock and
Name		Threshold ($)	Target ($)	Maximum ($)	Stock or Units (#)(2)	Option Awards ($)(3)
Joseph F. Puishys
Fiscal 2013 annual cash incentive award	04/27/12	31,500	630,000	1,260,000	—	—
Fiscal 2013 – 2014 cash-based performance award	04/27/12	200,000	1,200,000	2,400,000	—	—
Time-based restricted stock award	04/27/12	—	—	—	32,510	500,004
James S. Porter
Fiscal 2013 annual cash incentive award	04/26/12	11,250	225,000	450,000	—	—
Fiscal 2013 – 2014 cash-based performance award	04/26/12	90,000	540,000	1,080,000	—	—
Time-based restricted stock award	04/26/12	—	—	—	12,936	188,995
Patricia A. Beithon
Fiscal 2013 annual cash incentive award	04/26/12	7,350	147,000	294,000	—	—
Fiscal 2013 – 2014 cash-based performance award	04/26/12	70,560	423,360	846,720	—	—
Time-based restricted stock award	04/26/12	—	—	—	10,142	148,175
John A. Klein
Fiscal 2013 annual cash incentive award	04/30/12	4,040	80,803	161,606	—	—
Fiscal 2013 – 2014 cash-based performance award	04/30/12	36,000	216,000	432,000	—	—
Time-based restricted stock awards	04/30/12	—	—	—	14,688	225,608
Gary R. Johnson
Fiscal 2013 annual cash incentive award	04/26/12	2,555	51,103	102,207	—	—
Fiscal 2013 – 2014 cash-based performance award	04/26/12	22,486	134,913	269,826	—	—
Time-based restricted stock award	04/26/12	—	—	—	3,386	49,469

(1)

These columns show the range of possible payouts under the fiscal 2013 annual cash incentive awards and fiscal 2013 – 2014 cash-based performance awards. The fiscal 2013 annual cash incentive awards were made pursuant to our Executive MIP described under the heading “Executive MIP” on page 35 and all are based on results achieved against financial performance metrics. The fiscal 2013 – 2014 cash-based performance awards were made pursuant to our 2009 Stock Incentive Plan that contains provisions related to cash-based performance awards. All of the fiscal 2013 – 2014 cash-based performance awards are based on results achieved against financial performance over the two-year performance period and the two-year performance periods do not overlap (i.e., there will be no cash-based performance awards made in fiscal 2014, because the fiscal 2013 – 2014 performance period has not concluded). Amounts shown in the “Threshold” column assume threshold performance level is achieved for only the performance goal with the lowest weighting and is not achieved for any other performance goals. Amounts shown in the “Target” and “Maximum” columns assume target and maximum performance levels, respectively, are achieved for all performance goals. The fiscal 2013 annual cash incentive award payouts are described under the heading “Fiscal 2013 Annual Cash Incentive Payouts” on page 36 and shown in the “Summary Compensation Table” on page 46 in the column titled “Non-Equity Incentive Plan Compensation.”

(2)

For Messrs. Puishys, Porter and Johnson and Ms. Beithon, these time-based restricted stock awards were based on performance during fiscal 2012 and vest in equal annual installments on the first three anniversaries of the grant date. Mr. Klein’s time-based restricted stock awards were granted on the day he joined our Company and vest 6,563 shares on April 30, 2013, 6,562 shares on April 30, 2014, and 1,563 shares on April 30, 2015. Dividends or other distributions (whether cash, stock or otherwise) with respect to the shares of restricted stock will be paid during the vesting period. In the event of total disability or death prior to the end of the vesting period, the shares of time-based restricted stock will be distributed at the end of the vesting period to the participant, or in the event of death, to his or her estate. Our time-based restricted stock program is described under “Time-Based Restricted Stock Awards” on page 37.

(3)

The fair value of the restricted stock awards was calculated by multiplying the number of shares of our common stock by the closing price of our common stock on the NASDAQ Global Select Market on the date of the grant – $15.38 for Mr. Puishys; $14.61 for Messrs. Porter and Johnson and Ms. Beithon; and $15.36 for Mr. Klein.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the equity awards held by our Named Executive Officers as of March 2, 2013, the last day of fiscal 2013.

Outstanding Equity Awards at 2013 Fiscal Year-End

	Option Awards						Stock Awards
Name	Option Grant Date		Number of Securities Under- lying Unexer- cised Options (#) Exer- cisable	Number of Securities Under- lying Unexer- cised Options (#) Unexer- cisable	Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Joseph	8/22/2011	(4)	150,171	300,341	8.34	8/22/2021	—		—	—		—
F.	—		—	—	—	—	124,700	(5)	3,268,387	—		—
Puishys	—		—	—	—	—	32,510	(6)	852,087	—		—
James	4/13/2005	(7)	5,101	—	14.10	4/13/2015	—		—	—		—
S.	4/25/2006	(7)	19,378	—	15.77	4/25/2016	—		—	—		—
Porter	5/01/2007	(7)	18,058	—	24.19	5/01/2017	—		—	—		—
	4/29/2008	(7)	20,289	—	21.59	4/29/2018	—		—	—		—
	—		—	—	—	—	—		—	19,166	(8)	502,341
	—		—	—	—	—	—		—	18,354	(9)	481,058
	—		—	—	—	—	4,600	(10)	120,566	—		—
	—		—	—	—	—	8,075	(11)	211,646	—		—
	—		—	—	—	—	12,936	(12)	339,053	—		—
Patricia	4/14/2004	(13)	22,000	—	11.86	4/14/2014	—		—	—		—
A.	4/13/2005	(7)	17,411	—	14.10	4/13/2015	—		—	—		—
Beithon	4/25/2006	(7)	16,939	—	15.77	4/25/2016	—		—	—		—
	5/01/2007	(7)	14,946	—	24.19	5/01/2017	—		—	—		—
	7/02/2007	(14)	3,176	—	28.74	4/10/2013	—		—	—		—
	4/29/2008	(7)	17,104	—	21.59	4/29/2018	—		—	—		—
	—		—	—	—	—	—		—	15,165	(8)	397,475
	—		—	—	—	—	—		—	14,522	(9)	380,622
	—		—	—	—	—	3,673	(10)	96,269	—		—
	—		—	—	—	—	6,906	(11)	181,006	—		—
	—		—	—	—	—	10,142	(12)	265,822	—		—
John	—		—	—	—	—	10,000	(15)	262,100	—		—
A.	—		—	—	—	—	4,688	(16)	122,872	—		—
Klein
Gary	4/14/2004	(13)	2,000	—	11.86	4/14/2014	—		—	—		—
R.	4/13/2005	(7)	3,996	—	14.10	4/13/2015	—		—	—		—
Johnson	4/25/2006	(7)	3,605	—	15.77	4/25/2016	—		—	—		—
	5/01/2007	(7)	3,169	—	24.19	5/01/2017	—		—	—		—
	4/29/2008	(7)	3,696	—	21.59	4/29/2018	—		—	—		—
	—		—	—	—	—	—		—	4,833	(8)	126,673
	—		—	—	—	—	—		—	4,628	(9)	121,300
	—		—	—	—	—	1,128	(10)	29,565	—		—
	—		—	—	—	—	2,057	(11)	53,914	—		—
	—		—	—	—	—	3,386	(12)	88,747	—		—

(1)	The exercise price for all stock option and stock appreciation right (“SAR”) grants is 100% of the closing price of our common stock on the NASDAQ Global Select Market on the date of grant.

(2)

The market value is calculated by multiplying the closing price of $26.21 of our common stock on the NASDAQ Global Select Market on March 1, 2013, the last trading day of fiscal 2013, by the number of shares of restricted stock that had not vested or the number of unearned performance share unit awards as of March 2, 2013, the last day of fiscal 2013.

(3)

Includes performance share unit awards with three-year performance periods until payout. At the beginning of each performance period, the threshold, target and maximum award levels are set. Our performance share unit award program is described under the heading “Fiscal 2011 – 2013 Performance Share Unit Payouts” on page 39.

(4)	Represents a stock option award that vests in equal, annual installments on the first three anniversaries of the date of grant and has a 10-year term.

(5)	Represents an unvested time-based restricted stock award granted on August 22, 2011, which vests in equal, annual installments on the first five anniversaries of the date of grant.

(6)	Includes unvested time-based restricted stock award granted on April 27, 2012, which vests in equal annual installments on the first three anniversaries of the date of grant.

(7)

Represents SARs that vested in equal annual installments on the first three anniversaries of the date of grant and have 10-year terms. Upon exercise of a SAR, the holder will receive the number of shares of our common stock with a total value equivalent to the difference between the exercise price of the SAR and the fair market value of our common stock on the date of exercise. In the event of total disability or death, all outstanding SARs become immediately exercisable for a period of 12 months following the date of total disability or death.

(8)

Represents performance share unit awards made on April 27, 2010 for the three-year performance period beginning on the first day of fiscal 2011 and ending on the last day of fiscal 2013, which will only be earned if the predetermined goals for the performance period are met. The number of shares in this column is equal to the target number of performance share units.

For each of our Named Executive Officers, the number of shares of our common stock that may be earned as a payout based on threshold, target and maximum performance levels during the three-year performance period is set forth below.

Name	Performance Period	Estimated Future Payouts Based on Performance Level
		Threshold (#)	Target (#)	Maximum (#)
Joseph F. Puishys	N/A	N/A	N/A	N/A
James S. Porter	Fiscal 2011 – 2013	9,583	19,166	38,332
Patricia A. Beithon	Fiscal 2011 – 2013	7,583	15,165	30,330
John A. Klein	N/A	N/A	N/A	N/A
Gary R. Johnson	Fiscal 2011 – 2013	2,417	4,833	9,666

The performance share unit awards for the fiscal 2011 – 2013 performance period were paid out at the 56.67% level on April 30, 2013. Information regarding the performance share unit award payouts in fiscal 2013 is provided under the heading “Fiscal 2011 – 2013 Performance Share Unit Payouts” on page 39. The performance share unit awards for the fiscal 2011 – 2013 performance period are included in the table because such awards were not deemed earned and vested until April 30, 2013, which is after the last day of fiscal 2013.

(9)

Represents performance share unit awards made on April 26, 2011 for the three-year performance period beginning on the first day of fiscal 2012 and ending on the last day of fiscal 2014, which will only be earned if the predetermined goals for the performance period are met. The number of shares in this column is equal to the target number of performance share units; however, the three-year performance period is anticipated to be between the target and maximum performance level.

For each of our Named Executive Officers, the number of shares of our common stock that may be earned as a payout based on threshold, target and maximum performance levels during the three-year performance period is set forth below.

Name	Performance Period	Estimated Future Payouts Based on Performance Level
		Threshold (#)	Target (#)	Maximum (#)
Joseph F. Puishys	N/A	N/A	N/A	N/A
James S. Porter	Fiscal 2012 – 2014	9,177	18,354	36,708
Patricia A. Beithon	Fiscal 2012 – 2014	7,261	14,522	29,044
John A. Klein	N/A	N/A	N/A	N/A
Gary R. Johnson	Fiscal 2012 – 2014	2,314	4,628	9,256

(10)	Includes unvested time-based restricted stock awards granted on April 27, 2010, which vested on April 27, 2013.

(11)	Includes unvested time-based restricted stock awards granted on April 26, 2011, which vest in equal annual installments on the first three anniversaries of the date of grant.

(12)	Includes unvested time-based restricted stock awards granted on April 26, 2012, which vest in equal annual installments on the first three anniversaries of the date of grant.

(13)	Represents stock option awards that vest in equal annual installments on the first four anniversaries of the date of grant and have 10-year terms.

(14)

Represents “reload” options granted on the date set forth in the “Option Grant Date” column upon exercise of an option with a reload feature. Under the terms of certain stock option grants originally made in 2002, 2003 and 2004, if the option exercise price was paid by surrendering shares of our common stock owned by the option holder for at least six months prior to the exercise, the option holder was granted a number of “reload” options equal to the number of shares surrendered, but having an exercise price equal to the fair market price at the time of the exercise of the original options. To the extent the option holder also surrendered previously owned shares to pay the income taxes due on the exercise, additional “reload” options were granted on those surrendered shares. The original stock option grants permitted a holder to exercise and reload one time. The “reload” options vest six months after the date of grant, expire on the same date as the original option grant and do not have a reload feature. Ms. Beithon is our only Named Executive Officer holding options with a reload feature, all of which will expire on April 14, 2014.

(15)	Includes unvested time-based restricted stock award granted on April 30, 2012 that vests in equal annual installments on the first two anniversaries of the date of grant.

(16)	Includes unvested time-based restricted stock award granted on April 30, 2012 that vests in equal annual installments on the first three anniversaries of the date of grant.

Option Exercises and Stock Vested

The following table sets forth information on stock option award exercises and restricted stock awards vested during fiscal 2013 for each of our Named Executive Officers.

Fiscal 2013 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Joseph F. Puishys	—	—	31,175(3)	503,788(4)
James S. Porter	11,100	102,771	23,842(5)	327,828(6)
Patricia A. Beithon	9,916	139,121	19,710(5)	271,013(6)
John A. Klein	—	—	—	—
Gary R. Johnson	4,000	29,280	6,125(5)	84,219(6)

(1)

The value realized is the difference between the exercise price per share and the closing price of our common stock on the NASDAQ Global Select Market on the date of exercise multiplied by the number of shares acquired on exercise.

(2)	The value realized is determined by multiplying the shares acquired on vesting by the closing price of our common stock on the NASDAQ Global Select Market on the vesting date.

(3)	Includes shares of time-based restricted stock that became vested and were distributed during fiscal 2013.

(4)	Calculated using the closing price of ($16.16) of our common stock on the NASDAQ Global Select Market on August 22, 2012.

(5)

Includes fiscal 2010 – 2012 performance share unit awards and shares of time-based restricted stock that became vested and were distributed during fiscal 2013. The fiscal 2011 – 2013 performance share unit awards that were paid out on April 30, 2013 are not included in the table since such shares were not considered vested until April 30, 2013, which is after the last day of fiscal 2013.

(6)	Calculated using the closing price of ($13.75) of our common stock on the NASDAQ Global Select Market on April 19, 2012.

Retirement Plan Compensation

Legacy Officers’ Supplemental Executive Retirement Plan

Our Legacy Officers’ Supplemental Executive Retirement Plan (“Legacy SERP”) is a non-qualified, defined benefit retirement plan that covers a select group of senior management that was amended in October 2008 so that no benefits will accrue to participants after December 31, 2008. Ms. Beithon and five other current or former members of senior management participate in our Legacy SERP.

Benefits under our Legacy SERP are based on the participant’s highest average compensation for the five highest consecutive, completed calendar years of annual compensation during the last 10 years of employment. If a participant has less than five consecutive, completed calendar years of service, the benefits will be based on final average compensation. For purposes of calculating Legacy SERP benefits, compensation is divided into two categories: basis compensation and bonus compensation. Basis compensation is the participant’s base salary. Bonus compensation is the participant’s annual cash incentive compensation but does not include equity or deferred compensation (when received). Under our Legacy SERP, a participant must be at least 55 years old when his or her employment with our Company terminates in order to be eligible for benefits.

Benefits under our Legacy SERP are calculated as an annuity equal to 2% of the participant’s average monthly basis compensation multiplied by the participant’s years of service to our Company, plus 4% of the participant’s average monthly bonus compensation multiplied by the participant’s years of service to our Company, offset by benefits to be received under social security, our 401(k) Retirement Plan and our other defined contribution pension plans from contributions made by our Company. The maximum number of years of service that will be credited to any participant is 20 years. Benefits payable are generally a single life annuity unless the participant has made an election to receive a joint and survivor annuity or 10-year term certain and life annuity (both of which would be a reduced monthly benefit).

Under our Legacy SERP, the normal retirement age is 65, or, if later, the last day of the calendar month that includes the fifth annual anniversary of the date the participant first became a participant in our Legacy SERP. If a participant retires from or terminates his or her employment with our Company on or after age 55, and if such participant elects to receive benefits prior to normal retirement age, the participant’s monthly benefit will be reduced five-ninths of one percent for each of the first 60 months and five-eighteenths of one percent for each of the next 60 months by which the annuity starting date precedes the calendar month in which the participant would attain normal retirement age. If the participant is a specified employee, the payment of benefits earned or vested after December 31, 2004 shall be suspended until a date that is six months after the date of the participant’s termination of employment. As soon as administratively feasible after the six-month period, the participant shall receive all payments the participant would have been entitled to receive during the six-month period had the participant not been a specified employee. A lump-sum payment is not available. Ms. Beithon is eligible for early retirement under our Legacy SERP.

All unpaid benefits to a participant under our Legacy SERP will be forfeited upon determination by the Compensation Committee that a participant has (i) engaged in felonious, fraudulent, unlawful, unethical, or other wrongful conduct resulting in harm to us (as defined in our Legacy SERP); or (ii) engaged during his or her employment with us or within two years after termination of employment in any employment or self-employment with one of our competitors.

Fiscal 2013 Pension Benefits Table

The following table shows the present value of accumulated benefits under our Legacy SERP as of March 2, 2013, the measurement date used in preparing our fiscal 2013 Audited Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended March 2, 2013, years of service credit and payments during fiscal 2013 for Ms. Beithon, our only Named Executive Officer who participates in our Legacy SERP.

Fiscal 2013 Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Patricia A. Beithon	Legacy SERP	9	463,790	—

(1)

The present value of accumulated benefits is based on the assumptions used in determining our Legacy SERP benefit obligations and net periodic benefit cost for financial reporting purposes, except that no pre-retirement mortality assumption is used for these calculations. A complete description of the accounting policies and assumptions we used to calculate the present value of accumulated benefits can be found under Note 8 (Employee Benefit Plans – Officers’ Supplemental Executive Retirement Plan (SERP), Obligations and Funded Status of Defined Benefit Pension Plans and Additional Information) to our fiscal 2013 Audited Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended March 2, 2013.

401(k) Retirement Plan

We provide our tax-qualified 401(k) retirement plan to substantially all of our U.S.-based, non-union employees and union employees at two of our manufacturing facilities who are scheduled to work more than 1,000 hours in a plan year. A participating employee may elect to contribute up to 60% of eligible earnings on a pre-tax basis into his or her 401(k) retirement plan account. We make a matching contribution for all of our eligible U.S.-based, non-union employees equal to 100% of the first 1% and 50% of the next 5% of the eligible compensation that the employee contributes to the plan, and matching contributions are made by our Company for union employees according to the terms of union contracts. Our employees are fully vested in their own contributions and become fully vested in our matching contributions after three years of vesting service. Prior to fiscal 2012, the Company also made a discretionary retirement plan contribution which was eliminated as of the beginning of fiscal 2012.

Non-Qualified Deferred Compensation

2011 Deferred Compensation Plan

Our 2011 Deferred Compensation Plan is a non-qualified deferred compensation plan for a select group of management and other highly compensated employees of our Company and our subsidiaries. Approximately 150 of our employees, including our Named Executive Officers, were eligible to participate in our 2011 Deferred Compensation Plan for the 2012 calendar year and 160 are eligible for the 2013 calendar year. Our 2011 Deferred Compensation Plan allows for deferrals by participants of up to 75% of base salary and sales commissions and up to 100% of bonuses and other cash or equity-based compensation approved by our Compensation Committee, and also provides that we may establish rules permitting a participant to defer performance-based compensation up to six months prior to the end of a performance period. There is no maximum dollar limit on the amount that may be deferred by a participant each year. A participant in our 2011 Deferred Compensation Plan may elect to have the participant’s account credited with earnings and investment gains and losses by assuming that deferred amounts were invested in one or more of 18 hypothetical investment fund options selected by the participant, which had investment returns ranging from 0.15% to 22.05% for calendar 2012. An Apogee common stock fund is not one of the investment options available under our 2011 Deferred Compensation Plan. Participants are permitted to change their investment elections at any time. We may also make discretionary contributions to a participant’s account under our 2011 Deferred Compensation Plan, and our Company will designate a vesting schedule for each such contribution. The participants are always 100% vested in the amount they defer and the earnings, gains and losses credited to their accounts. Participants are entitled to receive a distribution from their account upon: a separation from service, a specified date, death, disability, retirement (as defined in our 2011 Deferred Compensation Plan), or unforeseeable emergency that results in “severe financial hardship” that is consistent with the meaning of such term under section 409A of the Internal Revenue Code. Distributions are in a lump sum, installments or a combination of lump sum with installments based upon the participant’s election as allowed under our 2011 Deferred Compensation Plan. Our 2011 Deferred Compensation Plan is an unfunded obligation of Apogee, and participants are unsecured creditors of Apogee.

Legacy Deferred Compensation Plan

Our Legacy Deferred Compensation Plan is a non-qualified deferred compensation plan for a select group of management or highly compensated employees of our Company and subsidiaries; however, in October 2010, the plan was amended to prohibit any future participant deferrals to the plan after our fiscal 2011. Approximately 130 of our employees were eligible to participate in our Legacy Deferred Compensation Plan for fiscal 2011, the last year of deferrals. Prior to the beginning of each fiscal year, participants could elect to defer up to 100% of the amount that could be earned under their annual cash incentive compensation plan. There was no maximum dollar limit on the amount that could be deferred each year. A participant in our Legacy Deferred Compensation Plan may choose to have his or her account credited with the applicable interest rate as set forth in the plan or credited with earnings and investment gains and losses by assuming the deferred amounts were invested in one or more of 18 hypothetical investment fund options selected by the participant, which had investment returns ranging from 0.15% to 22.05% for calendar 2012. For amounts deferred for plan years beginning on or after January 1, 2010, the applicable interest rate, which is not considered to be an “above-market” interest rate, is the monthly average yield for the last calendar month of the prior fiscal year on U.S. Treasury securities adjusted to a constant maturity of 10 years. For amounts deferred for plan years beginning prior to January 1, 2010, the applicable interest rate, which may be considered to be an “above-market” interest rate, is the greater of the following rates: (i) the sum of one and one-half percent (1-1/2%) plus the monthly average yield for the last calendar month of the prior fiscal year on U.S. Treasury securities adjusted to a constant maturity of 10 years; or (ii) one-half of the rate of Apogee’s after-tax return on beginning shareholders’ equity for the prior fiscal year. Our Legacy Deferred Compensation Plan is an unfunded obligation of Apogee, and participants are unsecured creditors of Apogee. Distributions are in either a lump sum or installments based upon the participant’s election when they first began participating in the plan.

Non-Qualified Deferred Compensation Table

The table below provides information on our Named Executive Officers’ compensation during fiscal 2013 under our Legacy Deferred Compensation Plan and 2011 Deferred Compensation Plan.

Fiscal 2013 Deferred Compensation

Name	Name of Plan	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(3)
Joseph F. Puishys	Legacy Deferred Comp.	—	—	—	—	—
	2011 Deferred Comp.	—	—	—	—	—
James S. Porter	Legacy Deferred Comp.	—	—	—	—	—
	2011 Deferred Comp.	—	—	—	—	—
Patricia A. Beithon	Legacy Deferred Comp.	—	—	130	—	39,558
	2011 Deferred Comp.	—	—	—	—	—
John A. Klein	Legacy Deferred Comp.	—	—	—	—	—
	2011 Deferred Comp.	—	—	—	—	—
Gary R. Johnson	Legacy Deferred Comp.	—	—	595	—	180,568
	2011 Deferred Comp.	9,923	—	—	2,173	8,732

(1)	The amounts reported in this column are reported in the “Summary Compensation Table” on page 46 in the “Non-Equity Incentive Plan Compensation” column for Mr. Johnson.

(2)

Pursuant to SEC rules, all earnings on non-qualified deferred compensation during fiscal 2013 in excess of 3.18%, 120% of the applicable federal rate compounded annually, have been deemed “above-market earnings.” During fiscal 2013, the interest paid on amounts deferred for plan years beginning prior to January 1, 2010 pursuant to our Legacy Deferred Compensation Plan was 3.47%. These amounts are reported in the “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” column of the “Summary Compensation Table” on page 46.

(3)

The amount reported in this column for Ms. Beithon is not reported in the “Summary Compensation Table” on page 46 because all of this amount was earned by her prior to fiscal 2011; however, all of this amount was reported in the “Summary Compensation Table” in the year earned. The amount reported in this column for Mr. Johnson for our Legacy Deferred Compensation Plan is not reported in the “Summary Compensation Table” on page 46, as all of this amount was earned by him prior to fiscal 2011; however, these amounts would have been reported in the “Summary Compensation Table” in the year earned provided Mr. Johnson was a Named Executive Officer in such years. The amount reported in this column for Mr. Johnson for our 2011 Deferred Compensation Plan is all reported in the “Summary Compensation Table” on page 46.

Potential Payments Upon Termination or Following a Change-in-Control

Payments Made Upon Termination

Except for the transitional employment agreement entered into with Mr. Puishys in connection with his joining our Company as Chief Executive Officer and President on August 22, 2011, we do not have any employment agreements, employment arrangements or general severance plans covering our Named Executive Officers. Except as discussed below and under “Executive Benefits and Payments Upon Termination and Change-in-Control” on page 59 for Mr. Puishys, if the employment of any of our Other Named Executive Officers is voluntarily or involuntarily terminated, no additional payments or benefits will accrue or be owed to him or her, other than what the Named Executive Officer has accrued and is vested in under our benefit plans discussed above, including under the heading “Retirement Plan Compensation” on page 53. Any severance benefits payable to our Other Named Executive Officers not triggered by a change-in-control would be determined by the Compensation Committee at its discretion.

In connection with Mr. Puishys joining our Company as Chief Executive Officer and President on August 22, 2011, we entered into a transitional employment agreement which provides for a severance payment and certain other benefits if Mr. Puishys’ employment is terminated by us prior to August 22, 2016 without “Cause” (as defined in the transitional employment agreement) or by him for “Good Reason” (as defined in the transitional employment agreement). The severance payment and other benefits that would be payable to Mr. Puishys are described in more detail under “Transitional Employment Agreement with Our Chief Executive Officer” on page 42.

Except in connection with a change-in-control of Apogee and as described under “Transitional Employment Agreement with Our Chief Executive Officer” on page 42, a voluntary or involuntary termination will not trigger an acceleration of the vesting of any outstanding equity awards.

Payments Made Upon Disability

Under the terms of the Apogee Enterprises, Inc. Short-Term and Long-Term Disability Plans, each of our Named Executive Officers who participates in such plans is eligible for a disability benefit. The level of benefit depends upon the disability plan selected by our Named Executive Officer. Messrs. Puishys, Klein and Johnson and Ms. Beithon participate in our enhanced Long-Term Disability Plan and are eligible for a disability benefit that is equal to 100% of his or her monthly base salary during the first three months of disability and 60% of his or her monthly base salary up to a maximum of $15,000 per month thereafter. Mr. Porter has elected not to participate in our Long-Term Disability Plans and is only eligible to receive short-term disability benefits of $450 per week for 13 weeks. The definition of disability is the same as that used for the disability plan covering all employees. After 24 months of disability, under our enhanced Long-Term Disability Plan, an employee will continue to be considered disabled if he or she is unable to perform the duties of his or her regular occupation. Our basic Long-Term Disability Plan requires an employee to be unable to perform the duties of any gainful occupation. The disability benefit would be reduced by any benefits payable as social security disability or under worker’s compensation. Payments continue until the participant dies, ceases to be disabled or reaches his or her normal retirement age.

If the employment of any of our Named Executive Officers is terminated due to disability, the terms of our performance share unit, SAR, stock option and restricted stock agreements provide for the immediate vesting of such awards.

Payments Made Upon Death

The terms of our performance share unit, SAR, stock option and restricted stock agreements provide for the immediate vesting of such awards in the event of the Named Executive Officer’s death.

Change-in-Control Severance Agreements

We have had in place change-in-control severance agreements with certain of our executive officers since 1999. We entered into change-in-control severance agreements (the “CIC Severance Agreement”) with each of our Named Executive Officers. The CIC Severance Agreement is designed to retain our executive officers and provide for continuity of management in the event of an actual or threatened Change-in-Control of Apogee (as defined in the CIC Severance Agreement).

The CIC Severance Agreement is a “double trigger” agreement. It provides that, in the event of a Change-in-Control of Apogee, each executive officer who is a party to an agreement will have specific rights and receive specified benefits if the executive officer is terminated without “Cause” (as defined in the CIC Severance Agreement) or the executive officer voluntarily terminates his or her employment for “Good Reason” (as defined in the CIC Severance Agreement) within two years after the Change-in-Control (the 10th business day following such employment termination date is referred to herein as the “Employment Termination Date”). In these circumstances, Messrs. Puishys, Porter and Klein, and Ms. Beithon will each receive a severance payment equal to two times his or her annual base salary plus his or her annual cash incentive at target level performance for such fiscal year (as calculated under the terms of the CIC Severance Agreement), and Mr. Johnson will receive a severance payment equal to one time his annual base salary plus his annual cash incentive at target level performance for such fiscal year (as calculated under the terms of the CIC Severance Agreement). In addition, all options and restricted stock awards held by the executive officer that have not vested by the Employment Termination Date will be immediately vested on such date. Following the Employment Termination Date, the CIC Severance Agreement provides that, for a 12 or 24-month period following a Change-in-Control, Apogee will continue to provide medical and dental insurance coverage for the executive officer and the executive officer’s dependents or will reimburse the executive officer for the cost of obtaining substantially similar benefits. No benefits will be paid to the executive officer pursuant to the CIC Severance Agreement unless the executive officer executes and delivers to Apogee a release of claims.

The CIC Severance Agreements, however, contain a “best-net-benefit” provision which provides that, in the event that payments under the agreements trigger excise tax for the executive officer, the executive officer has the option of either reducing the severance payment, if the net benefit is greater than paying the excise tax, or paying the excise tax himself or herself. During the executive officer’s employment with our Company and for either a 12 or 24-month period following the executive officer’s Employment Termination Date, provided that the amounts owed to the executive officer pursuant to the CIC Severance Agreement have been paid, the executive officer shall not: (1) solicit, directly or indirectly, any of our existing or prospective customers, vendors or suppliers for a purpose competitive to our business or to encourage such customers, vendors or suppliers to terminate business with us; (2) solicit, directly or indirectly, any of our employees to terminate his or her employment; or (3) engage in or carry on, directly or indirectly, in certain geographic markets a business competitive with our business.

The CIC Severance Agreements continue through December 31 of each year and provide for automatic extension for one-year terms prior to a Change-in-Control unless we give prior notice of termination.

The terms of the agreements for performance share units and cash-based performance units provide that in the event of a Change-in-Control (as defined in the 2009 Stock Incentive Plan), prior to the end of a performance period, the performance period is deemed to end on the date of the Change-in-Control and our Named Executive Officers are entitled to retain performance share units or cash-based performance units, to the extent earned, as adjusted for the truncated performance period. The terms of the restricted stock agreements for awards made pursuant to our 2009 Stock Incentive Plan entered into prior to April 26, 2011 provide that in the event of a Change-in-Control (as defined in the 2009 Stock Incentive Plan), all shares of restricted stock that have not vested as of the date of the Change-in-Control (as defined in the 2009 Stock Incentive Plan) will immediately vest and the terms of the restricted stock agreements for awards made pursuant to our 2009 Stock Incentive Plan entered into on or after April 26, 2011 provide that in the event of a Change-in-Control (as defined in the 2009 Stock Incentive Plan), all shares of restricted stock that have not vested by the Employment Termination Date will immediately vest.

Executive Benefits and Payments Upon Termination and Change-in-Control

The table below shows potential payments to our Named Executive Officers upon certain terminations pursuant to agreement, disability, death and a change-in-control of our Company. The amounts shown assume that termination of employment or the change-in-control was effective as of March 1, 2013, the last trading day of fiscal 2013, and are estimates of the amounts that would be paid to the executives upon termination of employment or the change-in-control in addition to the base salary and bonus earned by our Named Executive Officers for fiscal 2013. We have not included payments or benefits that are fully disclosed in the “Fiscal 2013 Pension Benefits” table on page 54 or “Fiscal 2013 Deferred Compensation” table on page 56. The actual amounts to be paid can only be determined at the actual time of a Named Executive Officer’s termination of employment.

Name	Type of Payment	Payments Upon Involuntary Termination Without Cause or Resignation for Good Reason Pursuant to Employment Agreement ($)		Payments Upon Disability ($)		Payments Upon Death ($)		Payments After a Change-in- Control without Termination ($)		Payments Upon Involuntary or Good Reason Termination After a Change-in-Control Occurs ($)
Joseph	Cash Severance Payment	2,520,000	(1)	—		—		—		2,520,000	(1)
F.	Health Insurance Benefits	30,973		—		—		—		30,973
Puishys	Reimbursement of Legal Costs	—		—		—		—		—	(2)
	Acceleration of Vesting
	Stock Options	5,367,094	(3)	—		—		5,367,094	(3)	5,367,094	(3)
	Restricted Stock	4,120,474	(4)	4,120,474	(4)	4,120,474	(4)	—		4,120,474	(4)
	Cash-Based Perf. Awards	1,307,880	(5)	—	(6)	—	(6)	1,307,880	(5)	1,307,880	(5)
	Disability Payments	—		292,500	(7)	—		—		—

	Total	13,346,421		4,412,974		4,120,474		6,674,974		13,346,421

James	Cash Severance Payment	—		—		—		—		1,200,000	(1)
S.	Health Insurance Benefits	—		—		—		—		30,973
Porter	Reimbursement of Legal Costs	—		—		—		—		—	(2)
	Acceleration of Vesting
	Performance Share Units	—		—	(8)	—	(8)	941,385	(9)	941,385	(9)
	Restricted Stock	—		671,264	(4)	671,264	(4)	120,566	(4)	671,264	(4)
	Cash-Based Perf. Awards	—		—	(6)	—	(6)	588,546	(5)	588,546	(5)
	Disability Payments	—		5,850	(7)	—		—		—

	Total	—		677,114		671,264		1,650,497		3,432,168

Patricia	Cash Severance Payment	—		—		—		—		882,000	(1)
A.	Health Insurance Benefits	—		—		—		—		1,988
Beithon	Reimbursement of Legal Costs	—		—		—		—		—	(2)
	Acceleration of Vesting
	Performance Share Units	—		—	(8)	—	(8)	744,862	(9)	744,862	(9)
	Restricted Stock	—		543,097	(4)	543,097	(4)	96,269	(4)	543,097	(4)
	Cash-Based Perf. Awards	—		—	(6)	—	(6)	461,420	(5)	461,420	(5)
	Disability Payments	—		205,800	(7)	—		—		—

	Total	—		748,897		543,097		1,302,551		2,633,367

John	Cash Severance Payment	—		—		—		—		672,000	(1)
A.	Health Insurance Benefits	—		—		—		—		30,973
Klein	Reimbursement of Legal Costs	—		—		—		—		—	(2)
	Acceleration of Vesting
	Restricted Stock	—		384,972	(4)	384,972	(4)	—		384,972	(4)
	Cash-Based Perf. Awards	—		—	(6)	—	(6)	235,418	(5)	235,418	(5)
	Disability Payments	—		168,000	(7)	—		—		—

	Total	—		552,972		384,972		235,418		1,323,363

Gary	Cash Severance Payment	—		—		—		—		255,516	(10)
R.	Health Insurance Benefits	—		—		—		—		12,250
Johnson	Reimbursement of Legal Costs	—		—		—		—		—	(2)
	Acceleration of Vesting
	Performance Share Units	—		—	(8)	—	(8)	237,358	(9)	237,358	(9)
	Restricted Stock	—		172,226	(4)	172,226	(4)	29,565	(4)	172,226	(4)
	Cash-Based Perf. Awards	—		—	(6)	—	(6)	147,042	(5)	147,042	(5)
	Disability Payments	—		143,082	(7)	—		—		—

	Total	—		315,308		172,226		413,965		824,392

(1)	Equals the sum of (a) two times his or her annual base salary as of March 1, 2013, and (b) two times his or her fiscal 2013 annual cash incentive award at target level performance.

(2)	We will pay legal fees and expenses incurred to obtain or enforce any right or benefit under his or her CIC Severance Agreement.

(3)

Includes stock options, which would vest upon an assumed occurrence on March 1, 2013 of one of the following events: (a) termination without “Cause” or resignation for “Good Reason” pursuant to employment agreement, (b) a Change-in-Control not involving an acquirer with publicly traded stock without termination of employment, or (c) termination without “Cause” or resignation for “Good Reason” after a Change-in-Control. The amount in this table represents the aggregate number of shares subject to options that would vest multiplied by the closing price ($26.21) of our common stock on the NASDAQ Global Select Market on March 1, 2013, the last trading day of fiscal 2013, less the exercise price ($8.34) of such options.

(4)

Includes restricted stock grants (excluding performance share unit awards), which would vest upon an assumed occurrence on March 1, 2013 of one of the following events: (a) termination without “Cause” or resignation for “Good Reason” pursuant to employment agreement, (b) disability, (c) death, (d) a Change-in-Control without termination of employment, or (e) termination following a Change-in-Control. The amount in this table represents such aggregate number of shares multiplied by the closing price ($26.21) of our common stock on the NASDAQ Global Select Market on March 1, 2013, the last trading day of fiscal 2013.

(5)

The amount represents the payout of cash-based performance awards assuming the performance period ended upon the assumed occurrence on March 1, 2013 of one of the following events: (a) termination without “Cause” or resignation for “Good Reason” pursuant to employment agreement, (b) a Change-in-Control without termination, or (c) termination following a Change-in-Control, as adjusted for the truncated performance period.

(6)

In the event employment is terminated due to retirement, disability or death prior to the end of the performance period for cash-based performance awards, our Named Executive Officer, or his or her estate, will be entitled to retain and receive a prorated portion (based on the amount of time elapsed between the beginning of the performance period and the date of termination) of the cash-based performance awards at the end of the performance period to the extent earned.

(7)

This amount represents the annual disability payments during the first year of disability. Annual disability payments after the first year of disability would be as follows: for Mr. Puishys, $180,000; for Mr. Porter, $0; for Ms. Beithon, $176,000; for Mr. Klein, $144,000; and for Mr. Johnson, $122,640.

(8)

In the event employment is terminated due to retirement, disability or death prior to the end of the performance period for performance share units, our Named Executive Officer, or his or her estate, will be entitled to retain and receive the performance share units at the end of the performance period to the extent earned.

(9)	This amount represents the payout of performance share units assuming the performance period ended on the date of the Change-in-Control, as adjusted for the truncated performance period.

(10)	Equals the sum of his (a) annual base salary as of March 1, 2013 and (b) his fiscal 2013 annual cash incentive award at target level performance.

PROPOSAL 2: ADVISORY APPROVAL OF APOGEE’S EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are providing shareholders with an advisory (nonbinding) vote on the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with the rules of the SEC.

We are asking our shareholders to indicate their support for the compensation of our Named Executive Officers as described in this proxy statement. We believe that our executive compensation program is structured in the best manner possible to support our Company and its business objectives. It has been designed to implement certain core compensation principles, which include:

•	Alignment of management’s interests with our shareholders’ interests to support long-term value creation through our equity compensation programs and share ownership guidelines;

•	Pay-for-performance, which is demonstrated by linking annual cash incentives and long-term incentives to key financial measures;

•	Providing a flexible compensation package that reflects the cyclical nature of our business and fairly compensates our executives over our business cycle; and

•

Linking compensation to market levels of compensation paid to executive officers in the competitive market so that we can attract, motivate and retain executives that are able to drive the long-term success of Apogee.

We believe our executive compensation program reflects a strong pay-for-performance philosophy and is well-aligned with our shareholders’ long-term interests. Our executive compensation program is designed to motivate our executives, drive desirable behaviors, be competitive and promote retention. We ask for your support for the reasons listed below.

•

Our compensation programs are substantially tied to achievement of our key business objectives, which are designed to further the success of Apogee and our shareholders. A significant portion of each Named Executive Officer’s potential total annual cash compensation and long-term compensation is at risk and linked to our operating performance;

•	Our compensation programs are designed to take into account the cyclical nature of our business and to fairly compensate our executives over the commercial construction cycle;

•

Our compensation programs for executive officers deliver a significant portion of potential total compensation in the form of equity. If the value we deliver to our shareholders declines, so does the compensation we deliver to our executive officers;

•	We have stock ownership guidelines for our executive officers;

•

We closely monitor the compensation programs and pay levels of executive officers at companies of similar size and complexity so that we can ensure that our compensation programs are consistent with market practices;

•	We offer very limited perquisites to our executive officers and do not provide tax reimbursement or “gross-ups” on perquisites;

•	Each of our Named Executive Officers is expected to demonstrate exceptional individual performance in order to continue serving as a member of the executive team; and

•	We continue to refine our executive compensation program to reflect evolving executive compensation practices.

We believe that the information provided above and within the “Executive Compensation” section of this proxy statement demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our shareholders’ interests to support long-term value creation. Accordingly, we are asking our shareholders to vote “FOR” the following resolution at the annual meeting:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of Apogee’s Named Executive Officers, as disclosed in Apogee’s Proxy Statement for the 2013 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and other related narrative disclosures.”

This advisory vote on executive compensation is not binding on Apogee, our Compensation Committee or our Board of Directors. However, our Compensation Committee and our Board of Directors will take into account the result of the vote when determining future executive compensation arrangements. We currently conduct annual advisory votes on executive compensation, and we expect to conduct our next advisory vote at our 2014 Annual Meeting of Shareholders.

Our Board of Directors recommends you vote FOR adoption of the resolution approving the compensation of our Named Executive Officers described in this proxy statement. Proxies will be voted FOR adoption of the resolution unless otherwise specified.

AUDIT COMMITTEE REPORT AND PAYMENT OF FEES TO INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Audit Committee Report

Our Audit Committee oversees our financial reporting process (including our system of financial controls and internal and external auditing procedures) on behalf of our Board, oversees our program to ensure compliance with legal and regulatory requirements and ethical business practices, assesses and establishes policies and procedures to manage our financial reporting risk, and assesses our compliance with financial covenants in our debt instruments. Our Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm.

Our financial statements for the fiscal year ended March 2, 2013 were audited by Deloitte & Touche LLP, an independent registered public accounting firm.

Our Audit Committee has reviewed and discussed our audited financial statements with management and our independent registered public accounting firm. Our Audit Committee has discussed with our independent registered public accounting firm the matters required by the Statement on Auditing Standards No. 61, as amended, as adopted by the U.S. Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T. In addition, our Audit Committee received from our independent registered public accounting firm the written disclosures and letter required by applicable requirements of the PCAOB regarding our independent registered public accounting firm’s communications with our Audit Committee concerning independence, and has discussed with our independent registered public accounting firm the firm’s independence.

Based on the review and discussions referred to above, our Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended March 2, 2013, for filing with the SEC.

Audit Committee of the

Board of Directors of Apogee

Robert J. Marzec, Chair

Sara L. Hays

John T. Manning

Richard V. Reynolds

Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees

For fiscal 2013 and 2012, we incurred the fees shown in the following table for professional services provided by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”).

	Fiscal 2013	Fiscal 2012
Audit Fees(1)	$1,196,000	$1,037,000
Audit-Related Fees(2)	27,000	26,000
Tax Fees(3)	84,000	191,000
All Other Fees	—	—

Total	$1,307,000	$1,254,000

(1)

Audit fees consisted primarily of audit work performed in preparation of our annual financial statements, audit of internal controls over financial reporting, review of the quarterly financial statements included in our quarterly reports on Form 10-Q and review of other SEC filings for fiscal 2013 and 2012.

(2)	Audit-related fees primarily include fees for audits of our employee benefit plans during fiscal 2013 and 2012.

(3)

Tax fees for fiscal 2013 consisted of $20,000 for U.S. tax return review and $64,000 for miscellaneous tax consultations. Tax fees for fiscal 2012 consisted of $20,000 for U.S. tax return review, $114,000 for research and development tax credit studies, and $57,000 for miscellaneous tax consultations.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services Provided by Our Independent Registered Public Accounting Firm

Consistent with policies of the SEC regarding auditor independence, our Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, our Audit Committee established a policy to require pre-approval of all audit and permissible non-audit services provided by our independent registered public accounting firm. As permitted by regulations of the SEC, our Audit Committee delegated the authority to pre-approve services provided by our independent registered public accounting firm to the Chair of our Audit Committee, who reports any pre-approval decisions to our Audit Committee at its next regularly scheduled meeting.

All of the services provided by our independent registered public accounting firm in fiscal 2013 and 2012, including services related to the audit-related fees and tax fees described above, were approved by our Audit Committee under its pre-approval policy.

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 1, 2014, subject to a satisfactory performance evaluation of our fiscal 2013 audit. Deloitte & Touche LLP has served as our independent registered public accounting firm since fiscal 2003. Deloitte & Touche LLP reports to our Audit Committee.

While it is not required to do so, our Board of Directors is submitting the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending March 1, 2014 to our shareholders for ratification in order to ascertain the views of our shareholders on this appointment. If the appointment is not ratified, our Audit Committee may reconsider its appointment.

A representative of Deloitte & Touche LLP will be present at our 2013 Annual Meeting of Shareholders and will be afforded the opportunity to make a statement and to respond to questions.

Our Audit Committee of our Board of Directors recommends that you vote FOR the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 1, 2014. Proxies will be voted FOR the proposal unless otherwise specified.

SHAREHOLDER PROPOSALS FOR OUR 2014 ANNUAL MEETING OF SHAREHOLDERS

Any shareholder wishing to have a proposal considered for inclusion in our proxy statement for our 2014 Annual Meeting of Shareholders must submit the proposal in writing to our Corporate Secretary at the address indicated on the Notice of Annual Meeting of Shareholders in accordance with all applicable rules and regulations of the SEC no later than January 9, 2014.

Under our Amended and Restated Bylaws, a shareholder proposal not included in our proxy statement for the 2014 Annual Meeting of

Shareholders is untimely and may not be presented in any manner at the 2014 Annual Meeting of Shareholders unless the shareholder wishing to make the proposal follows the notice procedures set forth in our Amended and Restated Bylaws, including delivering notice of the proposal in writing to our Corporate Secretary at the address indicated on the Notice of Annual Meeting of Shareholders no later than February 26, 2014.

ANNUAL REPORT TO SHAREHOLDERS

We have sent to our shareholders the Notice of Internet Availability of Proxy Materials containing instructions on how to access via the Internet our 2013 proxy statement and our Annual Report to Shareholders for the fiscal year ended March 2, 2013, which includes a copy of our Annual Report on Form 10-K filed with the SEC for the fiscal year ended March 2, 2013. Shareholders who received a paper copy of our 2013 proxy statement were also sent a copy of our Annual Report to Shareholders for the fiscal year ended March 2, 2013. Shareholders who wish to obtain additional copies of our Annual

Report on Form 10-K may do so without charge by contacting us through one of the following methods:

Internet:	www.apog.com
Email:	IR@apog.com
Telephone:	(877) 752-3432
Facsimile:	(952) 487-7565
Mail:	Investor Relations Apogee Enterprises, Inc. 4400 West 78th Street, Suite 520 Minneapolis, Minnesota 55435

“HOUSEHOLDING” OF PROXY MATERIALS

The SEC rules allow a single copy of the Notice of Internet Availability of Proxy Materials or proxy statement and Annual Report to Shareholders for the fiscal year ended March 2, 2013 to be delivered to multiple shareholders sharing the same address and last name, or who we reasonably believe are members of the same family, and who consent to receive a single copy of these materials in a manner provided by these rules. This practice is referred to as “householding” and can result in significant savings of paper and mailing costs. Although we do not household for our registered shareholders, some brokers household Apogee notices, proxy statements and annual reports, delivering single copies of such documents to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of our Notice or proxy statement and annual report, or if you are receiving multiple copies of documents and wish to receive only one, please notify your broker. We will promptly deliver upon written or oral request a separate copy of our Notice, proxy statement and/or Annual Report to Shareholders for the fiscal year ended March 2, 2013 to a shareholder at a shared address to which a single copy of any such document was delivered. For copies of these documents, shareholders should write to our Investor Relations Department at the address listed above, or call (877) 752-3432.

OTHER MATTERS

Management does not intend to present any matters at the meeting other than those disclosed in this proxy statement, and we are not presently aware of any matter that may be presented at the meeting by others. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote on those matters in accordance with their best judgment.

By Order of the Board of Directors,

Patricia A. Beithon

General Counsel and Corporate Secretary

Dated: May 15, 2013

4400 West 78th Street Suite 520 Minneapolis, MN 55435

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS    PROXY    CARD    IS    VALID     ONLY    WHEN    SIGNED    AND    DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE FOLLOWING:
1.	Election of Directors	☐	☐	☐
Nominees

01	JEROME L. DAVIS 02 SARA L. HAYS 03 RICHARD V. REYNOLDS

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR PROPOSALS 2 AND 3.						For	Against	Abstain
2	ADVISORY APPROVAL OF APOGEE’S EXECUTIVE COMPENSATION.					☐	☐	☐
3	RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS APOGEE’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 1, 2014.					☐	☐	☐
NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly be brought before the meeting.

			Yes	No
Please indicate if you plan to attend this meeting			☐	☐
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com.

 — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

Annual Meeting of Shareholders

APOGEE ENTERPRISES, INC.

June 26, 2013

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints JOSEPH F. PUISHYS, JAMES S. PORTER and PATRICIA A. BEITHON as Proxies, each with the power to appoint his or her substitute, and hereby authorizes any one of them to represent and to vote, as designated on the reverse, all of the shares of Common Stock of Apogee Enterprises, Inc. (“Apogee”) held of record by the undersigned on May 3, 2013, at the Annual Meeting of Shareholders of Apogee to be held on June 26, 2013, or any adjournment thereof, and hereby revokes all former Proxies.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3.

If you are a participant in the Apogee Employee Stock Purchase Plan, this card directs Computershare Shareowner Services LLC, as the Plan Administrator, to vote, as designated on the reverse, all of the shares of Apogee Common Stock held of record in the Plan account for which it has received direction by noon, 12:00 P.M. Eastern Time on June 24, 2013. The Plan Administrator cannot vote the shares unless it receives timely direction from you.

If you are a participant in the Apogee 401(k) Retirement Plan, this card directs Principal Trust Company, as Trustee for the Plan, to vote, as designated on the reverse, all of the shares of Apogee Common Stock held of record in the Plan account. The Trustee will vote, with regard to the Plan, shares of Apogee Common Stock for which it has not received direction by noon, 12:00 P.M. Eastern Time on June 24, 2013 in the same proportion as directed shares are voted, unless contrary to ERISA or unless contrary to applicable law.

Continued and to be signed on reverse side

*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on June 26, 2013

Meeting Information
Meeting Type: Annual Meeting
APOGEE ENTERPRISES, INC.	For holders as of: May 03, 2013
	Date: June 26, 2013	Time: 9:30 AM CDT
Location: Apogee Enterprises, Inc.
4400 West 78th Street
Suite 520 Minneapolis, MN 55435

4400 West 78th Street Suite 520 Minneapolis, MN 55435	You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.
See the reverse side of this notice to obtain proxy materials and voting instructions.

Before You Vote

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Annual Report        2. Notice & Proxy Statement

How to View Online:

Have the information that is printed in the box marked by the arrow  è   (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

                               1) BY INTERNET:         www.proxyvote.com

                               2) BY TELEPHONE:     1-800-579-1639

                               3) BY E-MAIL*:             sendmaterial@proxyvote.com

*  If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow  è   (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before June 12, 2013 to facilitate timely delivery.

How To Vote

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow  è    available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting items
THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE FOLLOWING: 1. Election of Directors
Nominees
01 JEROME L. DAVIS 02 SARA L. HAYS 03 RICHARD V. REYNOLDS

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR PROPOSALS 2 AND 3.

2 ADVISORY APPROVAL OF APOGEE`S EXECUTIVE COMPENSATION.

3 RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS APOGEE’S INDEPENDENT REGISTERED PUBLIC ACCOUNTINGFIRM FOR THE FISCAL YEAR ENDING MARCH 1, 2014.

NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly be brought before the meeting.